EXHIBIT A




--------------------------------------------------------------------------------





                      AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of July 3, 2002



                                      among



                               TEREX CORPORATION,

                          CERTAIN OF ITS SUBSIDIARIES,


                            THE LENDERS NAMED HEREIN

                                       and


                           CREDIT SUISSE FIRST BOSTON,

                             as Administrative Agent


                                ----------------

                           CREDIT SUISSE FIRST BOSTON
                                       and
                           SALOMON SMITH BARNEY INC.,
                              as Co-Lead Arrangers
                             and Joint Bookrunners,

                           SALOMON SMITH BARNEY INC.,
                              as Syndication Agent,

                                       and

                        DRESDNER BANK AG, NEW YORK BRANCH
                                       and
                              FLEET NATIONAL BANK,
                           as Co-Documentation Agents


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS




                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Terms Generally................................................30
SECTION 1.03.  Exchange Rates.................................................30
SECTION 1.04.  Classification of Loans and Borrowings.........................31


                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments and Loans..........................................31
SECTION 2.02.  Loans    ......................................................31
SECTION 2.03.  Borrowing Procedure............................................34
SECTION 2.04.  Evidence of Debt; Repayment of Loans...........................35
SECTION 2.05.  Fees     ......................................................35
SECTION 2.06.  Interest on Loans..............................................37
SECTION 2.07.  Default Interest...............................................38
SECTION 2.08.  Alternate Rate of Interest.....................................38
SECTION 2.09.  Termination and Reduction of Commitments.......................38
SECTION 2.10.  Conversion and Continuation of  Borrowings.....................39
SECTION 2.11.  Repayment of Term Borrowings...................................40
SECTION 2.12.  Prepayment.....................................................42
SECTION 2.13.  Mandatory Prepayments..........................................42
SECTION 2.14.  Reserve Requirements; Change in Circumstances..................44
SECTION 2.15.  Change in Legality.............................................46
SECTION 2.16.  Indemnity......................................................46
SECTION 2.17.  Pro Rata Treatment.............................................47
SECTION 2.18.  Sharing of Setoffs.............................................47
SECTION 2.19.  Payments ......................................................48
SECTION 2.20.  Taxes    ......................................................48
SECTION 2.21.  Assignment of Commitments Under Certain Circumstances;
                    Duty to Mitigate..........................................50
SECTION 2.22.  Swingline Loans................................................52
SECTION 2.23.  Letters of Credit..............................................53
SECTION 2.24.  A/C Fronted Loans..............................................57
SECTION 2.25.  Reporting Requirements of A/C Fronting Lenders
                    and Issuing Banks.........................................59
SECTION 2.26.  Additional Issuing Banks.......................................60
SECTION 2.27.  Incremental Term Loan Commitments..............................60


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................61

                                                         Table of Contents, p. 2


SECTION 3.02.  Authorization..................................................61
SECTION 3.03.  Enforceability.................................................62
SECTION 3.04.  Governmental Approvals.........................................62
SECTION 3.05.  Financial Statements...........................................62
SECTION 3.06.  No Material Adverse Change.....................................62
SECTION 3.07.  Title to Properties; Possession Under Leases...................62
SECTION 3.08.  Subsidiaries...................................................63
SECTION 3.09.  Litigation; Compliance with Laws...............................63
SECTION 3.10.  Agreements.....................................................63
SECTION 3.11.  Federal Reserve Regulations....................................64
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.....64
SECTION 3.13.  Use of Proceeds................................................64
SECTION 3.14.  Tax Returns....................................................64
SECTION 3.15.  No Material Misstatements......................................64
SECTION 3.16.  Employee Benefit Plans.........................................64
SECTION 3.17.  Environmental Matters..........................................65
SECTION 3.18.  Insurance......................................................66
SECTION 3.19.  Security Documents.............................................66
SECTION 3.20.  Location of Real Property and Leased Premises..................67
SECTION 3.21.  Labor Matters..................................................67
SECTION 3.22.  Solvency ......................................................67


                                   ARTICLE IV

                              Conditions of Lending



                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Existence; Businesses and Properties...........................68
SECTION 5.02.  Insurance......................................................69
SECTION 5.03.  Obligations and Taxes..........................................70
SECTION 5.04.  Financial Statements, Reports, etc.............................71
SECTION 5.05.  Litigation and Other Notices...................................72
SECTION 5.06.  Employee Benefits..............................................72
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections......72
SECTION 5.08.  Use of Proceeds................................................73
SECTION 5.09.  Compliance with Environmental Laws.............................73
SECTION 5.10.  Preparation of Environmental Reports...........................73
SECTION 5.11.  Further Assurances.............................................73

                                                         Table of Contents, p. 3




                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Indebtedness...................................................74
SECTION 6.02.  Liens    ......................................................76
SECTION 6.03.  Sale and Lease-Back Transactions...............................77
SECTION 6.04.  Investments, Loans and Advances................................78
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions......79
SECTION 6.06.  Dividends and Distributions; Restrictions on Ability
                    of Restricted Subsidiaries to Pay Dividends...............80
SECTION 6.07.  Transactions with Affiliates...................................81
SECTION 6.08.  Business of Borrowers and Restricted Subsidiaries..............81
SECTION 6.09.  Other Indebtedness and Agreements..............................81
SECTION 6.10.  Capital Expenditures...........................................82
SECTION 6.11.  Consolidated Leverage Ratio....................................82
SECTION 6.12.  Consolidated Interest Coverage Ratio...........................82
SECTION 6.13.  Consolidated Fixed Charge Coverage Ratio.......................82
SECTION 6.14.  Senior Secured Debt Leverage Ratio.............................83
SECTION 6.15.  Fiscal Year....................................................83
SECTION 6.16.  Designation of Unrestricted Subsidiaries.......................83


                                   ARTICLE VII

                                Events of Default



                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent



                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01.  Notices  ......................................................89
SECTION 9.02.  Survival of Agreement..........................................90
SECTION 9.03.  Binding Effect.................................................90
SECTION 9.04.  Successors and Assigns.........................................90
SECTION 9.05.  Expenses; Indemnity............................................94
SECTION 9.06.  Right of Setoff................................................95
SECTION 9.07.  Applicable Law.................................................95
SECTION 9.08.  Waivers; Amendment.............................................96
SECTION 9.09.  Interest Rate Limitation.......................................96

                                                         Table of Contents, p. 4


SECTION 9.10.  Entire Agreement...............................................97
SECTION 9.11.  WAIVER OF JURY TRIAL...........................................97
SECTION 9.12.  Severability...................................................97
SECTION 9.13.  Counterparts...................................................97
SECTION 9.14.  Headings ......................................................98
SECTION 9.15.  Jurisdiction; Consent to Service of Process....................98
SECTION 9.16.  Conversion of Currencies.......................................98
SECTION 9.17.  Confidentiality................................................99
SECTION 9.18.  European Monetary Union........................................99
SECTION 9.19.  Rights of Additional L/C Issuing Banks........................100
SECTION 9.20.  Effect of Restatement.........................................100


SCHEDULES

Schedule 1.01(a) Additional Cost
Schedule 1.01(b) Subsidiary Guarantors
Schedule 1.01(c) Mortgaged Properties
Schedule 1.01(d) Existing Letters of Credit
Schedule 1.01(e) Inactive Subsidiaries
Schedule 1.01(f) Certain Countries
Schedule 2.01    Lenders; Commitments
Schedule 3.08    Subsidiaries
Schedule 3.09    Litigation
Schedule 3.17    Environmental Matters
Schedule 3.18    Insurance
Schedule 3.20(a) Owned Real Property
Schedule 3.20(b) Leased Real Property
Schedule 3.21    Labor Matters
Schedule 6.01    Indebtedness
Schedule 6.02    Liens
Schedule 6.04    Investments


EXHIBITS

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Indemnity, Subrogation and Contribution Agreement
Exhibit E         Form of Mortgage
Exhibit F         Pledge Agreement
Exhibit G         Security Agreement
Exhibit H         Subsidiary Guarantee Agreement
Exhibit I         Terex Guarantee Agreement
Exhibit J         Form of Opinion of Eric Cohen
Exhibit K         Form of Reaffirmation of Guarantee and Security Documents

                           AMENDED AND RESTATED CREDIT AGREEMENT dated as of
                      July 3, 2002 (this "Agreement"), among TEREX CORPORATION, a Delaware corporation ("Terex"), NEW TEREX HOLDINGS UK LIMITED, a limited company organized under the laws of England (the "Scottish Borrower"), TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY, a company organized under the laws of the Republic of Ireland (the "European Borrower"), POWERSCREEN INTERNATIONAL LIMITED, a company organized under the laws of England ("Powerscreen"), P.P.M. S.A.S., a company organized under the laws of the Republic of France (the "French Borrower"), TEREX MINING AUSTRALIA PTY LTD, a company organized under the laws of New South Wales, Australia (the "Australian Borrower"), TEREX GERMANY GMBH & CO. KG, a partnership founded under the laws of the Federal Republic of Germany (the "German Borrower"), and TEREX ITALIA S.R.L., a company organized under the laws of the Republic of Italy (the "Italian Borrower"), the Lenders (as defined in Article I), the Issuing Banks (as defined in Article I) and CREDIT SUISSE FIRST BOSTON ("CSFB"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

         The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "A/C Fronted Base Rate" shall mean, for any day, with respect to any A/C Fronted Loan, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average rate at which overnight deposits in the currency in which the applicable A/C Fronted Loan is denominated and approximately equal in principal amount to such A/C Fronted Loan are obtainable by the applicable A/C Fronting Lender on such day at its lending office for such A/C Fronted Loan in the interbank market (or any other market for overnight funds in such currency utilized by such A/C Fronting Lender), adjusted to reflect any direct or indirect costs of obtaining such deposits (including reserve and assessment costs, to the extent applicable). The A/C Fronted Base Rate applicable to any A/C Fronted Loan shall be determined for each day by the A/C Fronting Lender in respect of such Loan and such determination shall be conclusive absent manifest error. The applicable A/C Fronting Lender shall notify the applicable Borrower and the Administrative Agent promptly upon establishing the A/C Fronted Base Rate for any A/C Fronted Loan, or upon any change thereto.

         "A/C Fronted Base Rate Loans" shall mean any A/C Fronted Loan bearing interest at a rate determined by reference to the A/C Fronted Base Rate in accordance with the provisions of Article II.

         "A/C Fronted Exposure" shall mean, at any time, the Dollar Equivalent of the aggregate principal amount of all outstanding A/C Fronted Loans at such time. The A/C Fronted Exposure of any Multicurrency Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate A/C Fronted Exposure at such time.

         "A/C Fronted Fixed Rate Loan" shall mean any A/C Fronted Loan bearing interest at a rate determined by reference to the Bank Bill Rate, in the case of Loans to the Australian Borrower, or the Italian Fixed Rate, in the case of Loans to the Italian Borrower, in each case in accordance with the provisions of
Article II.

         "A/C Fronted Loan" shall mean any loan made by an A/C Fronting Lender pursuant to its A/C Fronting Commitment.

         "A/C Fronting Commitment" shall mean, with respect to any A/C Fronting Lender, the commitment of such A/C Fronting Lender to make Loans pursuant to
Section 2.24 or in the Assignment and Acceptance pursuant to which such A/C Fronting Lender assumed its A/C Fronting Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.24(f) and pursuant to assignments by such A/C Fronting Lender pursuant to Section 9.04. The initial A/C Fronting Commitment of the Italian Fronting Lender shall be $10,000,000, and the initial A/C Fronting Commitment of the Australian Fronting Lender shall be $25,000,000.

         "A/C Fronting Fees" shall have the meaning assigned to such term in
Section 2.05(e).

         "A/C Fronting Lender" shall mean (a) with respect to Loans to the Australian Borrower, the Australian Fronting Lender, and (b) with respect to Loans to the Italian Borrower, the Italian Fronting Lender.

         "A/C Participation Fees" shall have the meaning assigned to such term in Section 2.05(d).

         "Acquired Indebtedness" shall mean Indebtedness of a person or any of its subsidiaries (the "Acquired Person") (a) existing at the time such person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such person; provided in each case that (i) such Indebtedness was not created in contemplation of such acquisition, merger or consolidation and (ii) such acquisition, merger or consolidation is otherwise permitted under this Agreement.

         "Acquired Person" shall have the meaning assigned to such term in the definition of the term "Acquired Indebtedness".

         "Additional Cost" shall mean, in relation to any Borrowing that is denominated in Pounds, for any Interest Period, the cost as calculated by the Administrative Agent in accordance with Schedule 1.01(a) imputed to each Lender participating in such Borrowing of compliance with the mandatory liquid assets requirements of the Bank of England during that Interest Period, expressed as a percentage.

         "Additional L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Additional Letters of Credit denominated in dollars at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Additional Letters of Credit denominated in any currency other than dollars at such time, (c) the aggregate principal amount of all disbursements in respect of Additional Letters of Credit denominated in dollars that have not yet been reimbursed at such time and (d) the Dollar Equivalent of the aggregate principal amount of all disbursements in respect of Additional Letters of Credit denominated in any currency other than dollars that have not yet been reimbursed at such time.

         "Additional L/C Facility" shall mean any letter of credit facility entered into by Terex, one or more of the Subsidiary Borrowers and one or more Additional L/C Issuing Banks from time to time that shall have as its sole purpose the issuance of letters of credit to be used by Terex and one or more of the Subsidiary Borrowers in the ordinary course of business and that shall require prompt reimbursement upon any funding of any such letter of credit.

         "Additional L/C Issuing Bank" shall mean any Lender that shall issue Additional Letters of Credit pursuant to an Additional L/C Facility.

         "Additional Letter of Credit" shall mean each letter of credit issued pursuant to an Additional L/C Facility.

         "Additional Subordinated Notes" shall mean subordinated notes issued from time to time by Terex, or assumed in connection with a Permitted Acquisition, after the Restatement Closing Date; provided that (a) such subordinated notes do not require any scheduled payment of principal prior to a date that is 12 months after the Term Loan Maturity Date and (b) the subordination provisions and other non-pricing terms and conditions of such subordinated notes are no less favorable to the Loan Parties and the Lenders than the analogous provisions of the Existing Senior Subordinated Notes.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate in effect for such Interest Period multiplied by Statutory Reserves; provided, however, that, if such Eurocurrency Borrowing is denominated in Pounds, then the "Adjusted LIBO Rate" shall be the LIBO Rate in effect for such Interest Period plus Additional Cost.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as shall be supplied by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agents" shall have the meaning assigned to such term in Article VIII.

         "Aggregate Domestic Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Domestic Revolving Credit Exposures.

         "Aggregate Multicurrency Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Multicurrency Revolving Credit Exposures.

         "Agreement Currency" shall have the meaning assigned to such term in
Section 9.16.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Alternative Currency" shall mean (a) with respect to Multicurrency Revolving Loans and Multicurrency Letters of Credit, Pounds and Euro, (b) with respect to A/C Fronted Loans and Multicurrency Letters of Credit, Australian Dollars and Euro, and (c) with respect to Multicurrency Letters of Credit, any other foreign currency which is approved by the applicable A/C Fronting Lender and the applicable Issuing Bank, in each case in its sole discretion.

         "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

         "Alternative Currency Equivalent" shall mean, on any date of determination, with respect to any amount denominated in dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in dollars, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate then in effect.

         "Alternative Currency Loan" shall mean any Loan denominated in an Alternative Currency.

         "Amendment Agreement" shall mean the Amendment Agreement dated as of the date of this Agreement, among the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Lenders and certain lenders under the Existing Credit Agreements.

         "Applicable Percentage" shall mean, for any day (a) with respect to any Term Loan, (i) 2.00% per annum, in the case of a Eurocurrency Term Loan, or (ii) 1.00% per annum, in the case of an ABR Term Loan, and (b) with respect to any Eurocurrency Revolving Loan, ABR Revolving Loan, A/C Fronted Loan or with respect to the Facility Fees, as the case may be, the applicable percentage set forth below under the caption "Eurocurrency Spread--Revolving Loans", "ABR Spread--Revolving Loans", "A/C Fronted Base Rate Loan Spread" or "Facility Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

================================================================================
                       Eurocurrency                   A/C Fronted
Consolidated Leverage    Spread--       ABR Spread--  Base Rate    Facility Fee
        Ratio         Revolving Loans Revolving Loans Loan Spread  Percentage 1/
--------------------- --------------- --------------- ------------ -------------
Category 1
-----------
Greater than or equal to     2.50%            1.50%          1.00%        0.500%
4.50 to 1.00

Category 2
-----------
Greater than or equal to     2.25%            1.25%          0.750%       0.500%
4.00 to 1.00  but less
than 4.50 to 1.00

Category 3
------------
Greater than or equal to     1.75%            0.75%          0.250%       0.500%
3.50 to 1.00 but less
than 4.00 to 1.00

Category 4
-------------
Greater than or equal to     1.625%           0.625%         0.125%       0.375%
3.00 to 1.00 but less
than 3.50 to 1.00

Category 5
----------
Less than 3.00 to 1.00       1.375%           0.375%         0.000%       0.375%
================================================================================

Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit on the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, based upon the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter included in such financial statements so delivered, and shall remain in effect until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at any time after the occurrence and
--------

     1/ Provided that Facility Fees shall increase by 0.125% at all times that utilization under the Total Revolving Credit Commitments pursuant to this Agreement is less than ion 15%. n during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise and including by way of a Sale and Leaseback) by any Borrower or any Restricted Subsidiary to any person other than any Borrower or any Guarantor of (a) any capital stock of any Subsidiary (other than directors' qualifying shares) or (b) any other assets of any Borrower or any Restricted Subsidiary (other than inventory, excess, damaged, obsolete or worn out assets, scrap, Permitted Investments, accounts receivable and/or letters of credit supporting accounts receivable issued to Terex or any Restricted Subsidiary, in each case disposed of in the ordinary course of business and, in the case of accounts receivable, consistent with past practice); provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $5,000,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement; and provided, further, that, without limiting the generality of the foregoing and any rights that exist as a result thereof with respect to the sale of accounts receivable, the sale of Program Receivables pursuant to the Receivables Program shall be deemed not to be an "Asset Sale" for the purposes of this Agreement.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Australian Dollars" shall mean the lawful currency of Australia.

         "Australian Fronting Lender" shall mean Credit Suisse First Boston, acting through its Melbourne office branch, and its successors and assigns in such capacity.

         "Bank Bill Rate" shall mean, in relation to an Interest Period for any A/C Fronted Fixed Rate Loan denominated in Australian Dollars, the rate determined by the A/C Fronting Lender to be the average bid rate displayed at or about 10:10 a.m. (Sydney time) on the first day of such Interest Period on the Reuters screen BBSY page for a term equivalent to such Interest Period. If (a) for any reason there is no rate displayed for a period equivalent to such Interest Period or (b) the basis on which such rate is displayed is changed and in the reasonable opinion of the A/C Fronting Lender such rate ceases to reflect the A/C Fronting Lender's cost of funding to the same extent as at the Restatement Closing Date, then the Bank Bill Rate shall be the rate determined by the A/C Fronting Lender to be the average of the buying rates quoted to the A/C Fronting Lender by three reference banks selected by it at or about that time on that date for bills of exchange that are accepted by an Australian bank and that have a term equivalent to the Interest Period. If there are no such buying rates the rate shall be the rate reasonably determined by the A/C Fronting Lender to be its cost of funds. Rates will be expressed as a yield percent per annum to maturity and rounded up, if necessary, to the nearest two decimal places.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowers" shall mean, collectively, Terex, the Scottish Borrower, the European Borrower, Powerscreen, the French Borrower, the Australian Borrower, the Italian Borrower and the German Borrower.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude (a) any day on which banks are not open for dealings in dollar deposits in the London interbank market (if such Eurocurrency Loan is denominated in dollars) and (b) any day that is not a TARGET Day (if such Eurocurrency Loan is denominated in Euro), and, when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in an Alternative Currency other than Euro, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

         "Calculation Date" shall mean (a) the date of delivery of each Borrowing Request, (b) the date of issuance, extension or renewal of any Letter of Credit, (c) the date of conversion or continuation of any Borrowing pursuant to Section 2.10 or (d) such additional dates as the Administrative Agent or the Required Lenders shall specify.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Casualty" shall have the meaning assigned to such term in the Mortgages.

         "Casualty Proceeds" shall have the meaning assigned to such term in the Mortgages.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Restatement Closing Date) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Terex; (b) a majority of the seats (other than vacant seats) on the board of directors of Terex shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Terex, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to Terex or any of its Restricted Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an outstanding principal amount in excess of $5,000,000 to which Terex or any of its Restricted Subsidiaries is a party; or
(d) any person or group shall otherwise directly or indirectly Control Terex.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Multicurrency Revolving Loans, Domestic Revolving Loans, Term Loans, A/C Fronted Loans, Swingline Loans or Incremental Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Multicurrency Revolving Credit Commitment, Domestic Revolving Credit Commitment, A/C Fronting Commitment, Swingline Commitment or Incremental Term Loan Commitment.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Commitment" shall mean, with respect to any Lender, such Lender's Multicurrency Revolving Credit Commitment, Domestic Revolving Credit Commitment, Term Loan Commitment, A/C Fronting Commitment, Swingline Commitment and Incremental Term Loan Commitment (if any).

         "Condemnation" shall have the meaning assigned to such term in the Mortgages.

         "Condemnation Proceeds" shall have the meaning assigned to such term in the Mortgages.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrowers dated May 2002.

         "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Terex or any of its Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of Terex and the Restricted Subsidiaries for such period (including the amount of assets leased by incurring any Capital Lease Obligation or Synthetic Lease Obligation); provided that expenditures for Permitted Acquisitions shall not constitute Consolidated Capital Expenditures.

         "Consolidated Current Assets" shall mean, as of any date of determination, the total assets that would properly be classified as current assets (other than cash and cash equivalents) of Terex and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Current Liabilities" shall mean, as of any date of determination, the total liabilities (other than, without duplication, (a) the current portion of long-term Indebtedness and (b) outstanding Revolving Loans, A/C Fronted Loans and Swingline Loans) that would properly be classified as current liabilities of Terex and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of
(a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income and franchise tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period, (e) all non-recurring non-cash charges during such period and (f) all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with FASB No. 52, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, (i) all non-recurring non-cash gains during such period and (ii) all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with FASB No. 52, all as determined on a consolidated basis with respect to Terex and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) the sum, without duplication, of (i) Consolidated Interest Expense for such period; (ii) income or franchise taxes paid in cash during such period; (iii) scheduled and voluntary payments of principal with respect to all Indebtedness (including the principal portion of Capital Lease Obligations and Synthetic Lease Obligations but excluding payments for inventory to be sold in the ordinary course of business) of Terex and its Restricted Subsidiaries on a consolidated basis during such period (other than repayments of (x) Loans under the Existing Credit Agreements made on the Restatement Closing Date or (y) Indebtedness with the proceeds of other Indebtedness permitted to be incurred hereunder or equity);
(iv) payments permitted pursuant to Section 6.06 made in cash during such period; and (v) Consolidated Capital Expenditures made in cash during such period.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" of Terex and its Restricted Subsidiaries shall mean, for any period, interest expense of Terex and its Restricted Subsidiaries for such period, net of interest income, included in the determination of Consolidated Net Income. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Terex and its Restricted Subsidiaries under Interest Rate Protection Agreements. Notwithstanding that the Receivables Program does not constitute Indebtedness under GAAP, for the purposes of calculating Consolidated Interest Expense under this Agreement, Consolidated Interest Expense shall also include, for any period, any fees, discounts, premiums, expenses or similar amounts (other than legal fees and expenses) incurred, without duplication, by Terex or any of its Restricted Subsidiaries in connection with the Receivables Program for such period, including, without limitation, purchase discounts (net of any loss reserves), purchase premiums, operating expense fees, structuring fees, collection agent fees, unutilized purchase limit fees and other similar fees and expenses.

         "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Total Debt on such date to (b) the sum of (i) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters ended on or prior to such date and (ii) the Pro Forma Acquisition EBITDA of all Acquired Persons acquired during such period of four consecutive fiscal quarters. For purposes of calculating the Consolidated Leverage Ratio as of any date, if any portion of the Total Debt outstanding on such date is denominated in a currency other than dollars, then the portion, if any, of Consolidated EBITDA or Pro Forma Acquisition EBITDA during the period of four consecutive fiscal quarters ending on or prior to such date and denominated in any such other currency shall be translated to dollars using the same exchange rate as is used to translate such portion of the Total Debt denominated in such other currency.

         "Consolidated Net Income" shall mean, for any period, the sum of net income (or loss) for such period of Terex and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) any income of any person if such person is not a Restricted Subsidiary, except that Terex's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution; (b) the income (or loss) of any person accrued prior to the date it became a Restricted Subsidiary of Terex or is merged into or consolidated with Terex or such person's assets are acquired by Terex or any of its Restricted Subsidiaries; (c) non-recurring gains (or losses) during such period;
(d) extraordinary gains (or losses), as defined under GAAP during such period; and (e) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Restricted Subsidiary.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in Article IV.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollar Borrowing" shall mean a Borrowing comprised of Dollar Loans.

         "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.03 using the applicable Exchange Rate with respect to such currency at the time in effect.

         "Dollar Loan" shall mean a Loan denominated in dollars. Dollar Loans may be Dollar Revolving Loans or Dollar Term Loans.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Domestic Letters of Credit at such time and (b) the aggregate principal amount of all Domestic L/C Disbursements that have not yet been reimbursed at such time. The Domestic L/C Exposure of any Domestic Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the total Domestic L/C Exposure at such time.

         "Domestic Revolving Credit Borrowing" shall mean a Borrowing comprised of Domestic Revolving Loans.

         "Domestic Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Domestic Revolving Loans and to acquire participations in Domestic L/C Disbursements and Swingline Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Domestic Revolving Credit Commitment, as applicable, as the same may be

(a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Domestic Revolving Credit Commitments on the Restatement Closing Date is $190,000,000.

         "Domestic Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all outstanding Domestic Revolving Loans of such Lender at such time and (b) the aggregate amount of such Lender's Domestic L/C Exposure and Swingline Exposure at such time.

         "Domestic Revolving Credit Lender" shall mean a Lender with a Domestic Revolving Credit Commitment or an outstanding Domestic Revolving Loan.

         "Domestic Revolving Loans" shall mean the revolving loans made by the Lenders to Terex pursuant to clause (ii) of Section 2.01(a). Each Domestic Revolving Loan shall be denominated in dollars and shall be a Eurocurrency Revolving Loan or an ABR Revolving Loan.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threatened Release of any Hazardous Material or to health and safety matters.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Issuance" shall mean any issuance or sale by any Borrower or any Restricted Subsidiary of any shares of capital stock or other equity securities of any such person or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to any Borrower or any Restricted Subsidiary, (b) any issuance of directors' qualifying shares and
(c) sales or issuances of common stock to management or employees of any Borrower or any Restricted Subsidiary under any employee stock option plan, stock purchase plan, retirement plan, deferred compensation plan or other employee benefit plan in existence from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with Terex, is treated as a single employer under
Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Terex or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by Terex or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by Terex or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Terex or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Terex or any such Subsidiary could otherwise be liable; (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of any Borrower; and (j) any Foreign Benefit Event.

         "Euro" shall mean the single currency of the European Union as constituted by the Treaty on European Union.

         "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year of Terex, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) extraordinary or non-recurring cash receipts of Terex and its Restricted Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (iii) reductions to non-cash working capital of Terex and its Restricted Subsidiaries for such fiscal year (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year), over (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by Terex and its Restricted Subsidiaries with respect to such fiscal year, (ii) cash interest paid by Terex and its Restricted Subsidiaries during such fiscal year, (iii) Consolidated Capital Expenditures committed or made in cash in accordance with
Section 6.10 during such fiscal year (and not deducted from Excess Cash Flow in any prior year), (iv) scheduled principal repayments of Indebtedness made by Terex and its Restricted Subsidiaries during such fiscal year, (v) optional and mandatory prepayments of the principal of Term Loans and reductions of Revolving Credit Commitments during such fiscal year, but only to the extent that such prepayments and reductions do not occur in connection with a refinancing of all or any portion of the Loans, (vi) extraordinary or non-recurring expenses and losses to the extent paid in cash by Terex and its Restricted Subsidiaries, if any, during such fiscal year and not included in Consolidated EBITDA and (vii) additions to non-cash working capital for such fiscal year (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such fiscal year); provided that, to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and Equity Issuances shall be excluded from the calculation of Excess Cash Flow.

         "Exchange Rate" shall mean, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to such Alternative Currency), the rate at which such currency may be exchanged into dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates selected by the Administrative Agent for such purpose, or, at the discretion of the Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "Existing Credit Agreements" shall mean (a) the Original Credit Agreement and (b) the Tranche C Credit Agreement dated as of July 2, 1999, as amended and restated as of July 12, 1999 and as of March 29, 2001, and as further amended prior to the Restatement Closing Date, among Terex, the lenders party thereto and CSFB, as administrative agent and collateral agent.

         "Existing Letter of Credit" shall mean each letter of credit that is
(a) issued by an Issuing Bank, (b) outstanding on the Restatement Closing Date and (c) listed in Schedule 1.01(d).

         "Existing Senior Subordinated Notes" shall mean Terex's (i) 8-7/8% Senior Subordinated Notes due 2008, in an initial aggregate principal amount of $250,000,000, (ii) 9-1/4% Senior Subordinated Notes due 2011, in an initial aggregate principal amount of $200,000,000, and (iii) 10-3/8% Senior Subordinated Notes due 2011, in an initial aggregate principal amount of $300,000,000, issued pursuant to the Existing Subordinated
Note Indentures.

         "Existing Subordinated Note Indentures" shall mean the indentures dated as of March 31, 1998, as of March 9, 1999, as of March 29, 2001 and as of December 17, 2001, as applicable, among Terex, the Guarantors identified therein and The Bank of New York, as trustee, in each case as in effect on the Restatement Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and hereof, pursuant to which the Existing Senior Subordinated Notes were issued.

         "Facility Fee" shall have the meaning assigned to such term in Section 2.05(a).

         "Federal Funds Effective Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

         "Fees" shall mean the Facility Fees, the Administrative Agent Fees, the A/C Participation Fees, the A/C Fronting Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any person shall mean the chief financial officer, a Vice President-Finance, principal accounting officer, Treasurer or Controller of such person.

         "Finsub" shall mean a bankruptcy-remote corporation that is a wholly owned Restricted Subsidiary of Terex organized solely for the purpose of engaging in the Receivables Program.

         "Floor Plan Guarantees" shall mean Guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary incurred in the ordinary course of business consistent with past practice of Indebtedness incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer or other purchaser or lessor and any related reasonable fees and expenses (including financing fees); provided, however, that (a) to the extent commercially practicable, the Indebtedness so Guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (b) if Terex or such Restricted Subsidiary is required to make payment with respect to such Guarantee, Terex or such Restricted Subsidiary will have the right to receive either (i) title to such inventory, (ii) a valid assignment of a perfected first priority Lien in such inventory or (iii) the net proceeds of any resale of such inventory.

         "Foreign Base Rate Loans" shall mean Loans (other than A/C Fronted Loans) in any Alternative Currency the rate of interest applicable to which is based upon the rate of interest per annum maintained by the Administrative Agent as the rate of interest (in the absence of a Eurocurrency rate) determined by it with the approval of a majority in interest of the Lenders participating in such Loan to be the average rate charged to borrowers of similar quality as the applicable Borrower of such Loans in such Alternative Currency. Notwithstanding anything to the contrary contained herein, Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Section 2.02(f), 2.08 or 2.15.

         "Foreign Benefit Event" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $5,000,000 (or the Dollar Equivalent thereof in another currency) by Terex or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by Terex or any of its Subsidiaries, or the imposition on Terex or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $5,000,000 (or the Dollar Equivalent thereof in another currency).

         "Foreign Pension Plan" shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Foreign Subsidiary Issuer" shall mean any Foreign Subsidiary, 65% or more of the equity interest in which has been pledged to secure the Obligations pursuant to the Pledge Agreement.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States applied on a consistent basis.

         "Governmental Authority" shall mean the government of the United States of America, the United Kingdom, Germany, France, Italy, Australia, Ireland, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Granting Lender" shall have the meaning assigned to such term in
Section 9.04(j).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business and (ii) Floor Plan Guarantees except to the extent that they appear as debt on the balance sheet of Terex and its consolidated Restricted Subsidiaries.

         "Guarantee Agreements" shall mean the Subsidiary Guarantee Agreement, the Terex Guarantee Agreement and the North Atlantic Guarantee Agreement.

         "Guarantors" shall mean Terex and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean all explosive or radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" shall mean any Interest Rate Protection Agreement or any foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement not entered into for speculation.

         "Inactive Subsidiary" shall mean each Subsidiary of Terex that (a) owns assets having a fair market value not in excess of $100,000 in the aggregate,
(b) does not conduct any business activity and (c) is not an obligor with respect to any Indebtedness, until such time as such Subsidiary becomes a Subsidiary Guarantor, if ever.

         "Incremental Term Lender" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

         "Incremental Term Loan Amount" shall mean $250,000,000.

         "Incremental Term Loan Assumption Agreement" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and Terex, among Terex, the Administrative Agent and one or more Incremental Term Lenders.

         "Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.27, to make Incremental Term Loans to Terex.

         "Incremental Term Loan Maturity Date" shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "Incremental Term Loan Repayment Date" shall mean each date regularly scheduled for the payment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

         "Incremental Term Loans" shall mean term loans made by one or more Lenders to Terex pursuant to Section 2.01(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.27 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and (k) all obligations of such person as an account party in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, to the extent such Indebtedness is recourse to such person either expressly or by operation of law. Notwithstanding that the Receivables Program does not constitute Indebtedness under GAAP, solely for the purposes of calculating Indebtedness under this Agreement, the Indebtedness of Finsub shall also include all consideration provided to Finsub by the purchaser of Program Receivables less any amounts collected (or deemed collected) with respect to such Program Receivables and accounted for as required by the Receivables Program Documentation (such amount being referred to in the Receivables Program Documentation as the "Investment").

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, dated as of March 6, 1998, among the Borrowers, the Subsidiary Guarantors and the Collateral Agent.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to any Borrowing, and, in addition, the date of any prepayment of any Eurocurrency Borrowing or A/C Fronted Fixed Rate Loan or conversion of any such Borrowing or Loan to an ABR Borrowing or an A/C Fronted Base Rate Loan, respectively.

         "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (and, in the case of an Alternative Currency Borrowing maturing or required to be repaid in less than one month, the date thereafter requested by the applicable Borrower and agreed to by the Administrative Agent), as the applicable Borrower may elect, (b) as to any ABR Borrowing or Borrowing bearing interest by reference to the A/C Fronted Base Rate, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, and (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, (c) as to any A/C Fronted Fixed Rate Loan bearing interest by reference to the Bank Bill Rate, the period commencing on the date of such Loan and ending on the date (more than 7 but not more than 92 days thereafter) as the Australian Borrower may elect and
(d) as to any A/C Fronted Fixed Rate Loan bearing interest by reference to the Italian Fixed Rate, the period commencing on the date of such Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Italian Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement entered into in the ordinary course of business of any Borrower or any Restricted Subsidiary and not solely for speculation.

         "Irish Facilities" shall mean the credit facilities of Powerscreen.

         "Issuing Bank" shall mean, as the context may require, (a) CSFB, (b) Fleet National Bank, (c) ABN Amro N.V. or (d) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.26, with respect to Letters of Credit issued by such Lender. For the purposes of each Loan Document other than this Agreement, the term "Issuing Bank" shall also include each Additional L/C Issuing Bank.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "Italian Facilities" shall mean the credit facilities of the Italian Borrower or any other Restricted Subsidiary located in Italy.

         "Italian Fixed Rate" shall mean, with respect to any A/C Fronted Fixed Rate Loan made to the Italian Borrower, the rate per annum (rounded upwards, if necessary, to the next 1/16 of 1% and adjusted for reserve requirements, if any) determined by the Italian Fronting Lender at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in Euro, for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Italian Fixed Rate" shall be the interest rate per annum determined by the Italian Fronting Lender to be the average of the rates per annum (rounded upwards, if necessary, to the next 1/16 of 1% and adjusted for reserve requirements, if any) at which deposits in Euro are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Italian Fronting Lender at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

         "Italian Fronting Lender" shall mean Fleet National Bank, and its successors and assigns in such capacity.

         "Judgment Currency" shall have the meaning assigned to such term in
Section 9.16.

         "JV Finco" shall mean a special purpose entity, in which Terex or a Restricted Subsidiary owns an equity interest, with the balance owned by one or more financial institutions, formed primarily for the purpose of financing purchases by customers of Terex and the Restricted Subsidiaries of goods and services offered by Terex and its Subsidiaries.

         "L/C Commitment" shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit. An L/C Disbursement shall be a "Domestic L/C Disbursement" if made in respect of a Domestic Letter of Credit and a "Multicurrency L/C Disbursement" if made in respect of a Multicurrency Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the Domestic L/C Exposure and (b) the Multicurrency L/C Exposure. For the purpose of each Loan Document other than this Agreement, the term "L/C Exposure" shall also include the Additional L/C Exposure.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the A/C Fronting Lenders and the Swingline Lender.

         "Letter of Credit" shall mean (a) any letter of credit issued pursuant to Section 2.23 and (b) any Existing Letter of Credit. For the purpose of each Loan Document other than this Agreement, the term "Letter of Credit" shall also include any "Additional Letter of Credit". A Letter of Credit shall be a "Domestic Letter of Credit" if issued or deemed issued under the Domestic Revolving Credit Commitments and shall be a "Multicurrency Letter of Credit" if issued or deemed issued under the Multicurrency Revolving Credit Commitments.

         "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars or the relevant Alternative Currency, as applicable (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars or the relevant Alternative Currency, as applicable, are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the beginning of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Amendment Agreement, the Guarantee Agreements, the Security Documents, each Incremental Term Loan Assumption Agreement, the Indemnity, Subrogation and Contribution Agreement and the Reaffirmation of Guarantee and Security Documents.

         "Loan Parties" shall mean the Borrowers and the Guarantors.

         "Loans" shall mean the Revolving Loans, the Term Loans, the A/C Fronted Loans and the Swingline Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Terex and the Restricted Subsidiaries, taken as a whole, (b) material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests specified on Schedule 1.01(c).

         "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) of the Original Credit Agreement (as it read as of March 6, 1998) or pursuant to Section 5.11, each substantially in the form of Exhibit F.

         "Multicurrency L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit denominated in dollars at such time, (b) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit denominated in Alternative Currencies at such time, (c) the aggregate principal amount of all L/C Disbursements in respect of Multicurrency Letters of Credit denominated in dollars that have not yet been reimbursed at such time and (d) the Dollar Equivalent of the aggregate principal amount of all L/C Disbursements in respect of Multicurrency Letters of Credit denominated in Alternative Currencies that have not yet been reimbursed at such time. The Multicurrency L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the total Multicurrency L/C Exposure at such time.

         "Multicurrency Revolving Credit Borrowing" shall mean a Borrowing comprised of Multicurrency Revolving Loans.

         "Multicurrency Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Multicurrency Revolving Loans and to acquire participations in Multicurrency L/C Disbursements and A/C Fronted Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Multicurrency Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Multicurrency Revolving Credit Commitments on the Restatement Closing Date is $110,000,000.

         "Multicurrency Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all outstanding Multicurrency Revolving Loans of such Lender at such time denominated in dollars, (b) the Dollar Equivalent of the aggregate principal amount of all outstanding Multicurrency Revolving Loans of such Lender that are Alternative Currency Loans at such time and (c) the aggregate amount of such Lender's Multicurrency L/C Exposure and A/C Fronted Exposure at such time.

         "Multicurrency Revolving Credit Lender" shall mean a Lender with a Multicurrency Revolving Credit Commitment or an outstanding Multicurrency Revolving Loan.

         "Multicurrency Revolving Loans" shall mean the revolving loans made by the Lenders to any Borrower pursuant to clause (iii) of Section 2.01(a). Multicurrency Revolving Loans may be denominated in dollars or Alternative Currencies.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards in excess of $250,000 from any single event or series of related events), net of (i) transaction expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and Terex's good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) in the case of insurance settlements and condemnation awards, amounts previously paid by Terex and its Restricted Subsidiaries to replace or restore the affected property, and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, with respect to the proceeds of any Asset Sale or series of related Asset Sales in an amount of less than or equal to $50,000,000 in the aggregate, if (A) Terex shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth Terex's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Terex and its Restricted Subsidiaries within 300 days of receipt of such proceeds and (B) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 300-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds, and

(b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and underwriter's discounts and commissions) incurred in connection therewith.

         "North Atlantic Guarantee Agreement" shall mean the North Atlantic Guarantee Agreement dated as of October 16, 2000, among Terex Equipment Limited, Powerscreen (formerly named Powerscreen International plc), the European Borrower and CSFB.

         "Obligations" shall mean all obligations defined as "Obligations" in any of the Guarantee Agreements and the Security Documents.

         "Original Credit Agreement" shall mean the Credit Agreement dated as of March 6, 1998, as amended and restated as of March 29, 2001, and as further amended prior to the Restatement Closing Date, among the borrowers party thereto, the lenders party thereto and CSFB, as administrative agent and collateral agent.

         "Other Term Loans" shall have the meaning assigned to such term in
Section 2.27(a).

         "Payment Location" shall mean an office, branch or other place of business of any Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Acquisitions" shall mean acquisitions (in a single transaction or a series of related transactions) of not less than 100% (other than directors' qualifying shares) of the outstanding capital stock or other equity interests of any corporation, partnership, a division of any corporation or any similar business unit (or of all or substantially all the assets and business of any of the foregoing) engaged in a Related Business so long as (a) in the case of each such acquisition of capital stock or other equity interests, such acquisition was not preceded by an unsolicited tender offer for such capital stock or other equity interests by Terex or any of its Affiliates, (b) Terex shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing, and (c) either (i) the total consideration with respect to such acquisition shall not exceed $15,000,000, (ii) Terex shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition, the Pro Forma Acquisition EBITDA of the entity acquired pursuant to such acquisition shall not exceed 25% of the sum of such Pro Forma Acquisition EBITDA plus Consolidated EBITDA, in each case for the period of four fiscal quarters ended on the last day of the most recent fiscal quarter ended prior to the date of such acquisition or (iii) (A) Terex shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition, the ratio of (1) the Total Debt of Terex and its Restricted Subsidiaries on the date of such acquisition (including all Indebtedness incurred in connection with or resulting from such acquisition that would constitute Total Debt) to (2) the sum of (x) Pro Forma Acquisition EBITDA of the entity acquired pursuant to such acquisition, (y) Pro Forma Acquisition EBITDA for all other Acquired Persons acquired during the period of four consecutive fiscal quarters most recently ended prior to the date of such acquisition and (z) Consolidated EBITDA, in each case for the period of four fiscal quarters most recently ended prior to the date of such acquisition, shall be at least 0.15 to 1.00 less than the Consolidated Leverage Ratio required pursuant to Section 6.11 on such date and (B) such corporation, partnership, division, business or assets, as applicable, are located in the United States (or the principal place of business with respect thereto and substantially all of the applicable assets are located in the United States) or in any country included on Schedule 1.01(f) or on a list approved by the Required Lenders prior to the date of such acquisition. For purposes of determining compliance with clause (c)(i) above, the principal amount of Indebtedness assumed in connection with an acquisition shall be included in calculating the consideration therefor.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or (ii) a commercial banking institution organized and located in a country recognized by the United States of America, in each case that has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the Dollar Equivalent thereof in another currency);

                  (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above;

                  (e) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (d) above; and

                  (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $1,000,000 in aggregate principal amount outstanding at any time.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, other business entity or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which Terex or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, dated as of March 6, 1998, between Terex, its Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Pounds" and "GPB" shall mean pounds sterling in lawful currency of the United Kingdom.

         "Prime Rate" shall have the meaning assigned to such term in the definition of the term "Alternate Base Rate".

         "Pro Forma Acquisition EBITDA" shall mean with respect to any entity or business unit acquired or to be acquired in a Permitted Acquisition, the amount of Consolidated EBITDA of such entity or business unit (as if such entity or business unit were Terex) determined by Terex and acceptable to the Administrative Agent in its reasonable discretion, based upon and derived from financial information delivered to Administrative Agent prior to consummation of such Permitted Acquisition for the four-quarter period ending on the last day of the immediately preceding fiscal quarter of such entity or business unit for which such financial information for such entity or business unit has been delivered to the Administrative Agent, adjusted by the estimated amount of non-recurring revenues and expenditures with respect to the business of such entity or business unit, as calculated by Terex and acceptable to Administrative Agent in its reasonable discretion. On each subsequent determination date occurring within one year after the consummation of a Permitted Acquisition, the entity's Pro Forma Acquisition EBITDA shall include the Pro Forma Acquisition EBITDA only for those fiscal quarters in the trailing four-quarter period occurring prior to the closing of such Permitted Acquisition.

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Aggregate Domestic Revolving Credit Commitments or the Aggregate Multicurrency Revolving Credit Commitments, as the case may be, represented by such Lender's Domestic Revolving Credit Commitment or Multicurrency Revolving Credit Commitment.

         "Program Receivables" shall mean all trade receivables and related contract rights originated and owned by Terex or any Restricted Subsidiary (other than an Inactive Subsidiary) and sold pursuant to the Receivables Program.

         "Purchase Money Indebtedness" shall mean any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capital Lease Obligation or Synthetic Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the business of Terex or its Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

         "Reaffirmation of Guarantee and Security Documents" shall mean the Reaffirmation of Guarantee and Security Documents, substantially in the form of Exhibit K, among Terex, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Receivables Program" shall mean, collectively, (a) the sale of, or transfer of interests in, Program Receivables to Finsub in exchange for consideration equal to the fair market value of such Program Receivables (i.e., a "true sale") (provided that not less than 95% of such consideration shall be in the form of cash) and (b) the sale of, or transfer of interests in, such Program Receivables by Finsub to special purpose trusts or corporations which are not Affiliates of Terex; provided, that all governing terms and conditions (including, without limitation, any terms or conditions providing for recourse to Terex or any of its Restricted Subsidiaries (other than Finsub)) of the Receivables Program shall be subject to the prior written approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed.

         "Receivables Program Documentation" shall mean all written agreements that may from time to time be entered into by Terex, any Restricted Subsidiary (other than an Inactive Subsidiary) and/or Finsub in connection with any Receivables Program, as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof and hereof.

         "Refinancing Indebtedness" shall have the meaning assigned to such term in Section 6.01(n).

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" shall mean any business that is the same, similar or otherwise reasonably related, ancillary or complementary to the businesses of Terex and its Restricted Subsidiaries on the Restatement Closing Date.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

         "Repayment Date" shall have the meaning given such term in Section
2.11. Unless the context shall otherwise require, the term "Repayment Date" shall include any Incremental Term Loan Repayment Dates.

         "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans and A/C Fronted Loans), L/C Exposure, Swingline Exposure, A/C Fronted

Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least 51% of the sum of all Loans outstanding (excluding Swingline Loans and A/C Fronted Loans), L/C Exposure, Swingline Exposure, A/C Fronted Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time. For purposes of determining the Required Lenders on any date, any amounts denominated in an Alternative Currency shall be translated into dollars at the Dollar Equivalent in effect on the most recent Calculation Date.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Restatement Closing Date" shall mean July 3, 2002.

         "Restricted Subsidiary" shall mean (i) each direct or indirect Subsidiary of Terex that is not an Unrestricted Subsidiary of Terex on the Restatement Closing Date and (ii) each direct or indirect Subsidiary of Terex organized or acquired after the Restatement Closing Date that has not been designated an Unrestricted Subsidiary in accordance with the provisions of
Section 6.16. A Restricted Subsidiary may be referred to herein as a "Restricted Domestic Subsidiary" or as a "Restricted Foreign Subsidiary", as applicable.

         "Revolving Credit Availability Period" shall mean the period commencing with the Restatement Closing Date and ending on the Revolving Credit Maturity Date.

         "Revolving Credit Borrowing" shall mean a Multicurrency Revolving Credit Borrowing or a Domestic Revolving Credit Borrowing.

         "Revolving Credit Commitment" shall mean a Multicurrency Revolving Credit Commitment or a Domestic Revolving Credit Commitment.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of such Lender's Domestic Revolving Credit Exposure and Multicurrency Revolving Credit Exposure.

         "Revolving Credit Lender" shall mean a Multicurrency Revolving Credit Lender or a Domestic Revolving Credit Lender.

         "Revolving Credit Maturity Date" shall mean July 3, 2007.

         "Revolving Loans" shall mean the Domestic Revolving Loans and the Multicurrency Revolving Loans.

         "Sale and Leaseback" shall have the meaning set forth in Section 6.03.

         "Second-Tier Foreign Subsidiary" shall mean any Foreign Subsidiary that is not a Foreign Subsidiary Issuer or a Special Purpose Foreign Holding Subsidiary.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement and shall also include each Additional L/C Issuing Bank.

         "Security Agreement" shall mean the Security Agreement, dated as of March 6, 1998, among Terex, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "Senior Secured Debt" shall mean as of any date of determination the aggregate amount of outstanding Loans on such date under, and as defined in, this Agreement. For purposes of calculating the Senior Secured Debt Leverage Ratio on any date, the amount of Senior Secured Debt on such date shall be reduced by the amount, if any, that cash on the balance sheet of Terex and its consolidated Restricted Subsidiaries on such date exceeds $5,000,000.

         "Senior Secured Debt Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Senior Secured Debt on such date to (b) the sum of (i) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters ended on or prior to such date and (ii) the Pro Forma Acquisition EBITDA of all Acquired Persons acquired during such period of four consecutive fiscal quarters. For purposes of calculating the Senior Secured Debt Leverage Ratio as of any date, if any portion of the Senior Secured Debt outstanding on such date is denominated in a currency other than dollars, then the portion, if any, of Consolidated EBITDA or Pro Forma Acquisition EBITDA during the period of four consecutive fiscal quarters ending on or prior to such date and denominated in any such other currency shall be translated to dollars using the same exchange rate as is used to translate such portion of the Senior Secured Debt denominated in such other currency.

         "SPC" shall have the meaning assigned to such term in Section 9.04(j).

         "Special Purpose Foreign Holding Subsidiary" shall mean (a) any Foreign Subsidiary Issuer that does not engage in any trade or business or otherwise conduct any business activity other than (i) the ownership of any Foreign Subsidiary and activities incidental to such ownership, (ii) the incurrence of Indebtedness permitted by Section 6.01 and (iii) the making of investments, loans and advances permitted by Section 6.04 or (b) any direct and wholly owned subsidiary of a Special Purpose Foreign Holding Subsidiary as defined in clause
(a) of this definition if such direct and wholly owned subsidiary does not engage in any trade or business or otherwise conduct any business activity, other than (i) the ownership of any Foreign Subsidiary and activities incidental to such ownership, (ii) the incurrence of Indebtedness permitted by Section 6.01 and (iii) the making of investments, loans and advances permitted by Section 6.04.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority to which banks are subject for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to Loans are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board (and for purposes of Regulation D, Eurocurrency Loans denominated in dollars shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of Terex.

         "Subsidiary Borrowers" shall mean, collectively, (a) the Scottish Borrower, (b) the French Borrower, (c) the Australian Borrower, (d) the Italian Borrower, (e) the German Borrower, (f) Powerscreen and (g) the European Borrower.

         "Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement, dated as of March 6, 1998, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantors" shall mean each person listed on Schedule 1.01(b) and each other person that becomes party to a Subsidiary Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22.

         "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Domestic Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean CSFB.

         "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to its Swingline Commitment.

         "Synthetic Lease" shall mean a lease of property or assets (other than inventory) designed to permit the lessee (a) to claim depreciation on such property or assets under U.S. tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.

         "Synthetic Lease Obligations" shall mean, as to any person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

         "Terex Guarantee Agreement" shall mean the Guarantee Agreement dated as of March 6, 1998, made by Terex in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The total amount of the initial Term Loan Commitments is $375,000,000. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment, the term "Term Loan Commitment" shall include such Incremental Term Loan Commitment.

         "Term Loan Maturity Date" shall mean July 3, 2009.

         "Term Loans" shall mean the Term Loans made by the Lenders to Terex pursuant to this Agreement. Each Term Loan shall be either a Eurocurrency Term Loan or an ABR Term Loan. Unless the context shall otherwise require, the term "Term Loans" shall include any Incremental Term Loans.

         "Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of Terex and its Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis (other than Indebtedness of the type referred to in clause
(j) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder). For purposes of calculating the Consolidated Leverage Ratio on any date, the amount of Total Debt on such date shall be reduced by the amount, if any, that cash on the balance sheet of Terex and its consolidated Restricted Subsidiaries on such date exceeds $5,000,000.

         "Total Domestic Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Domestic Revolving Credit Commitments, as in effect at such time.

         "Total Multicurrency Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Multicurrency Revolving Credit Commitments, as in effect at such time.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing is denominated. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the rate with respect to any Foreign Base Rate Loan, and currency shall include dollars and any Alternative Currency permitted hereunder.

         "Unrestricted Subsidiary" shall mean EarthKing Performance and Safety Solutions, Inc., Econstructionparts, LLC and any Subsidiary of Terex that has been designated as an Unrestricted Subsidiary by Terex pursuant to and in compliance with Section 6.16. No Unrestricted Subsidiary may own any capital stock of a Restricted Subsidiary.

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person; provided that each of P.P.M. Cranes, Inc. and P.P.M. S.A.S., and any future wholly owned subsidiaries of any of the foregoing shall be deemed to be wholly owned Subsidiaries, in each case so long as Terex or one or more wholly owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (a) the Restatement Closing Date or (b) the date such entity is incorporated or acquired by Terex or one or more wholly owned Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if Terex notifies the Administrative Agent that Terex wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies Terex that the Required Lenders wish to amend Article VI or any related definition for such purpose), then Terex's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Terex and the Required Lenders.

         SECTION 1.03. Exchange Rates. On each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on such Calculation Date, shall remain effective until the next succeeding Calculation Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between the applicable currencies.

     SECTION 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").


                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments and Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make Term Loans to Terex, in dollars, on the Restatement Closing Date in accordance with the terms hereof, in an aggregate principal amount not to exceed its Term Loan Commitment, (ii) to make Domestic Revolving Loans to Terex, in dollars, at any time and from time to time during the Revolving Credit Availability Period, and until the earlier of the Revolving Credit Maturity Date and the termination of the Domestic Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Domestic Revolving Credit Exposure exceeding such Lender's Domestic Revolving Credit Commitment, and (iii) to make Multicurrency Revolving Loans to the Borrowers, at any time and from time to time during the Revolving Credit Availability Period, and until the earlier of the Revolving Credit Maturity Date and the termination of the Multicurrency Revolving Credit Commitment of such Lender in accordance with the terms hereof, in dollars (in the case of Terex), Euro (in the case of the European Borrower, the French Borrower, the Italian Borrower and the German Borrower), Pounds (in the case of the European Borrower, the Scottish Borrower and Powerscreen) and Australian Dollars (in the case of the Australian Borrower) in an aggregate principal amount at any time outstanding that will not result in such Lender's Multicurrency Revolving Credit Exposure exceeding such Lender's Multicurrency Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, if such Lender has so committed pursuant to Section 2.27, to make Incremental Term Loans to Terex, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment and otherwise on the terms and subject to the conditions set forth in any Incremental Term Loan Assumption Agreement to which such Lender may become a party. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan (other than A/C Fronted Loans and Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Term Loan Commitments or Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 (or the Alternative Currency Equivalent thereof) and not less than $2,500,000 (or the Alternative Currency Equivalent thereof) (except with respect to any Incremental Term Loan, to the extent otherwise provided in the applicable Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments. As provided in Section 2.03, each request for a Borrowing shall state the amount requested in dollars (whether or not such Borrowing is to be an Alternative Currency Borrowing).

         (b) Subject to Sections 2.08, 2.15 and 2.24, (i) each Dollar Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as Terex may request pursuant to Section 2.03 and (ii) each Alternative Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 15 Eurocurrency Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Dollar Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account as designated by Terex, in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Each Lender shall make each Alternative Currency Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in the jurisdiction of the applicable Alternative Currency as the Administrative Agent may designate for such purposes not later than 11:00 a.m., local time of such jurisdiction, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account as designated by the applicable Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of any

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                                                                             33

Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the applicable currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Interest Period with respect to any Eurocurrency Borrowing or A/C Fronted Fixed Rate Loan that would end after the Revolving Credit Maturity Date, the Term Loan Maturity Date or the Incremental Term Loan Maturity Date, as the case may be.

         (f) If any Issuing Bank shall not have received from any Borrower the payment required to be made by it pursuant to Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Domestic Revolving Credit Lender or Multicurrency Revolving Credit Lender, as applicable, of such L/C Disbursement and its Pro Rata Percentage thereof. In the case of Letters of Credit denominated in dollars, each applicable Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount in dollars equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Domestic Revolving Loan or Multicurrency Revolving Loan, as applicable, of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders. In the case of Letters of Credit denominated in Pounds or Euro, each Multicurrency Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., local time of the jurisdiction of such Alternative Currency, on such date (or if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), local time of such jurisdiction, on the immediately following Business Day), an amount in such Alternative Currency equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an Alternative Currency Revolving Loan of such Lender and such payment shall be deemed to have reduced the Multicurrency L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders. In the case of Letters of Credit denominated in any Alternative Currency other than Pounds or Euro, the Administrative Agent shall notify each Multicurrency Revolving Credit Lender of the Dollar Equivalent of the L/C Disbursement and of such Revolving Credit Lender's Pro Rata Percentage thereof, and each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York city time, on the immediately following Business Day), an amount in dollars equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Multicurrency Revolving Loan of such Lender and such payment shall be deemed to have reduced the Multicurrency L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders.

The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from any Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the applicable Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of any Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, a rate determined by the Administrative Agent to represent its cost of overnight funds in the applicable currency, and for each day thereafter, (x) if such L/C Disbursement is denominated in dollars, the Alternate Base Rate, and (y) if such L/C Disbursement is denominated in an Alternative Currency, the applicable Foreign Base Rate.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan, an A/C Fronted Loan or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (or telephone the Administrative Agent, promptly confirmed with a written and duly completed Borrowing Request) (a) in the case of a Eurocurrency Borrowing (other than an Alternative Currency Borrowing), not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, (b) in the case of an Alternative Currency Borrowing, not later than 12:00 (noon), local time of the jurisdiction of such Alternative Currency, three Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request (including a telephonic Borrowing Request) shall be irrevocable, shall be signed by or on behalf of such Borrower and shall specify the following information: (i) whether such Borrowing is to be a Term Borrowing, a Domestic Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing, (ii) if such Borrowing is to be a Multicurrency Revolving Credit Borrowing, whether such Borrowing is to be a Dollar Borrowing or an Alternative Currency Borrowing;
(iii) if such Borrowing is to be denominated in dollars, whether it is to be a Eurocurrency Borrowing or an ABR Borrowing; (iv) the date of such Borrowing (which shall be a Business Day); (v) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (vi) the amount of such Borrowing (which shall be specified in dollars, even if such Borrowing is to be made in an Alternative Currency); (vii) if such Borrowing is to be an Alternative Currency Borrowing, the Alternative Currency of such Borrowing; and (viii) if such Borrowing is to be a Eurocurrency Borrowing, the initial Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election is made as to whether a Revolving Credit Borrowing is to be a Domestic Revolving Credit Borrowing or a Multicurrency Revolving Credit Borrowing, then such Borrowing shall be deemed to be a Domestic Revolving Credit Borrowing if denominated in dollars and a Multicurrency Revolving Credit Borrowing if denominated in an Alternative Currency. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in the only currency permitted to be borrowed by such Borrower pursuant to Section 2.01. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then such Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), of each Lender's portion of the requested Borrowing and the account to which Loans made in connection with the requested Borrowing are to be wired.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Swingline Lender or each other Lender entitled thereto (i) the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, (ii) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (iii) the then unpaid principal amount of each Revolving Loan and A/C Fronted Loan on the Revolving Credit Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) Terex agrees to pay to each Lender in dollars, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum in effect from time to time on the total amount of the

Revolving Credit Commitments of such Lender (but not the A/C Fronting Commitments or the Swingline Commitments) during the preceding quarter (or other period commencing on the Restatement Closing Date or ending with the Revolving Credit Maturity Date or ending with the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated); provided, however, that if any Revolving Credit Exposure remains outstanding following any such expiration or termination of the Revolving Credit Commitments, the Facility Fees with respect to such Revolving Credit Exposure shall continue to accrue for so long as such Revolving Credit Exposure remains outstanding and shall be payable on demand. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on and including the Restatement Closing Date and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein and there is not any remaining Revolving Credit Exposure.

         (b) Each Borrower agrees to pay to the Administrative Agent in dollars, for its own account, the administrative fees from time to time agreed to in writing by the Borrowers and the Administrative Agent (the "Administrative Agent Fees").

         (c) Each Borrower agrees to pay (i) to each Domestic Revolving Credit Lender and each Multicurrency Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate Domestic L/C Exposure and Multicurrency L/C Exposure, respectively (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Restatement Closing Date or ending with the Revolving Credit Maturity Date or ending with the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by it on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment shall expire or be terminated as set forth herein a fronting fee equal to 0.125% per annum on the amount of Letters of Credit issued by such Issuing Bank and outstanding during the preceding quarter (or other period commencing on the Restatement Closing Date or ending with the Revolving Credit Maturity Date or ending with the date on which the Revolving Credit Commitments shall expire or be terminated) (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in dollars.

         (d) Except as provided in Section 2.24(e), each A/C Fronting Lender agrees to pay to each Multicurrency Revolving Credit Lender, through the Administrative Agent, on each Interest Payment Date with respect to each A/C Fronted Loan made by such A/C Fronting Lender, a fee (an "A/C Participation Fee") equal to such Multicurrency Revolving Credit Lender's Pro Rata Percentage of the Applicable Percentage received by such A/C Fronting Lender from or on behalf of the applicable Borrower on such Interest Payment Date in respect of such A/C Fronted Loan. All A/C Participation Fees shall be payable (i) in the currency in which they were received by the A/C Fronting Lender and (ii) only to the extent received by the A/C Fronting Lender.

         (e) Each of the Australian Borrower and the Italian Borrower severally agrees to pay to the Australian Fronting Lender and the Italian Fronting Lender, respectively, on the last Business Day of March, June, September and December in each year and on each date on which the A/C Fronting Commitment of such Lender shall expire or be terminated as set forth herein a fronting fee equal to 0.125% per annum on the aggregate principal amount of A/C Fronted Loans of such Lender outstanding during the preceding quarter (or other period commencing on the Restatement Closing Date or ending with the Revolving Credit Maturity Date or ending with the date on which the A/C Fronting Commitment shall expire or be terminated) (the "A/C Fronting Fees"). All A/C Fronting Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 days and shall be payable in Australian Dollars or Euro, as the case may be.

         (f) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the sum of (i) the Alternate Base Rate and (ii) the Applicable Percentage for such Loans in effect from time to time.

         (b) Subject to the provisions of Section 2.07, each Foreign Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Foreign Base Rate Loans denominated in Pounds, 365 or 366 days, as the case may be) at a rate per annum equal to the sum of (i) the rate set forth in the definition of the term "Foreign Base Rate Loans" and (ii) the Applicable Percentage for ABR Revolving Loans in effect from time to time.

         (c) Subject to the provisions of Section 2.07, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Eurocurrency Loans denominated in Pounds, 365 or 366 days, as the case may be) at a rate per annum equal to the sum of (i) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing and (ii) the Applicable Percentage for such Loans in effect from time to time.

         (d) Interest on each Loan shall be payable (i) on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement and
(ii) in the currency in which such Loan is denominated. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         (e) Any changes to interest rates applicable to any Loans outstanding on the Restatement Closing Date under the Existing Credit Agreements as a result of the Amendment Agreement shall be effective on and as of the Restatement Closing Date.

         SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to Section 2.06 plus 2%, (b) in the case of reimbursement obligations with respect to L/C Disbursements owing in dollars, the rate applicable to ABR Revolving Loans plus 2% and (c) in the case of reimbursement obligations with respect to L/C Disbursements owing in Alternative Currencies, the rate applicable to Foreign Base Rate Loans that are Revolving Credit Loans for the Applicable Alternative Currency plus 2%, (d) in the case of any interest payable on any Loan or reimbursement obligation with respect to any L/C Disbursement or any Facility Fee or other amount payable hereunder, at a rate per annum equal to the rate applicable to ABR Loans (or, in the case of interest, fees or amounts owing on account of obligations denominated in Alternative Currencies, Foreign Base Rate Loans) that are Term Loans or Revolving Loans, as applicable, plus 2% (or, in the case of fees, reimbursements or any such other amounts that do not relate to Term Loans or the Revolving Credit Exposure, the Alternate Base Rate plus 3.00%).

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that (a) deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant market, or (b) the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, or (c) reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice explaining such determination to the applicable Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised such Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurocurrency Borrowing denominated in dollars pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error and any request by such Borrower for a Eurocurrency Borrowing denominated in any Alternative Currency pursuant to Section 2.03 or 2.10 shall be deemed to be a request for a Foreign Base Rate Loan.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments (other than any Incremental Term Loan Commitments) shall automatically terminate at 5:00 p.m., New York City time, on the Restatement Closing Date. The Revolving Credit Commitments, the Swingline Commitments, the A/C Fronting Commitments and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Any Incremental Term Loan Commitment shall terminate as provided in the applicable Incremental Term Loan Assumption Agreement.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Terex may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments, the Domestic Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments, the Domestic Revolving Credit Commitments or the Multicurrency Revolving Credit

Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000, (ii) the Total Domestic Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Domestic Revolving Credit Exposure at the time and (iii) the Total Multicurrency Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Multicurrency Revolving Credit Exposure at the time.

         (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their applicable Commitments. Terex shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Facility Fees on the amount of any Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurocurrency Borrowing denominated in dollars into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time (or local time in the jurisdiction of the applicable Alternative Currency, in the case of a continuation of the Interest Period for a Eurocurrency Borrowing in an Alternative Currency), three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurocurrency Borrowing denominated in dollars or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing in the same currency for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time (or local time in the jurisdiction of the applicable Alternative Currency), three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by such Borrower at the time of conversion;

                  (iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Borrowing (other than an Alternative Currency Borrowing) maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing;

                  (vi) any portion of a Eurocurrency Borrowing denominated in dollars that cannot be converted into or continued as a Eurocurrency Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing, and any portion of an Alternative Currency Borrowing required to be repaid in less than one month may be converted, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to an Interest Period ending on the date that such Borrowing is required to be repaid;

                  (vii) no Interest Period may be selected for any Eurocurrency Term Borrowing that would end later than a Repayment Date, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurocurrency Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

                  (viii) upon notice to any Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default,
         (A) no outstanding Dollar Borrowing may be converted into, or continued as, a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) no Interest Period in excess of one month may be selected for any Alternative Currency Borrowing.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, such Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If such Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), (i) in the case of a Dollar Borrowing, automatically be continued as an ABR Borrowing and (ii) in the case of an Alternative Currency Borrowing, automatically be continued into a new Interest Period of one month. Notwithstanding any contrary provisions herein, the currency of an outstanding Borrowing may not be changed in connection with any conversion or continuation of such Borrowing.

         SECTION 2.11. Repayment of Term Borrowings. (a) Terex shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a "Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(f)) equal to the percentage set forth below opposite such date of the aggregate principal amount of The Term Loans made on the Restatement Closing Date together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


Date                                              Percentage
----                                              ----------
September 30, 2002                                    .25%
December 31, 2002                                     .25%
March 31, 2003                                        .25%
June 30, 2003                                         .25%
September 30, 2003                                    .25%
December 31, 2003                                     .25%
March 31, 2004                                        .25%
June 30, 2004                                         .25%
September 30, 2004                                    .25%
December 31, 2004                                     .25%
March 31, 2005                                        .25%
June 30, 2005                                         .25%
September 30, 2005                                    .25%
December 31, 2005                                     .25%
March 31, 2006                                        .25%
June 30, 2006                                         .25%
September 30, 2006                                    .25%
December 31, 2006                                     .25%
March 31, 2007                                        .25%
June 30, 2007                                         .25%
September 30, 2007                                    .25%
December 31, 2007                                     .25%
March 31, 2008                                        .25%
June 30, 2008                                         .25%
September 30, 2008                                   23.5%
December 31, 2008                                    23.5%
March 31, 2009                                       23.5%
Term Loan Maturity Date                              23.5%

         (b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (c) Terex shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(f)) equal to the amount set forth in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of such payment.

         (d ) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (i) in the case of a prepayment of a Eurocurrency Borrowing, given before 12:00 (noon), New York City time (or, in the case of prepayment of an Alternative Currency Borrowing, local time of the jurisdiction of such Alternative Currency) three Business Days before such prepayment and (ii) in the case of a prepayment of ABR Loans or Foreign Base Rate Loans, given before 1:00 p.m. local time, one Business Day before such prepayment; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 (or the Alternative Currency Equivalent thereof) and not less than $2,500,000 (or the Alternative Currency Equivalent thereof).

         (b) Optional prepayments of Term Loans shall be allocated pro rata between the Term Loans and Other Term Loans (if any) and applied (i) first, against the remaining scheduled installments of principal due in respect of the Term Loans and Other Term Loans (if any) under Sections 2.11(a) and 2.11(c), respectively, in the next twelve months in the order of maturity and (ii) second, pro rata against such remaining scheduled installments of principal.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, each Borrower shall repay or prepay all its outstanding Domestic Revolving Credit Borrowings or Multicurrency Revolving Credit Borrowings, as applicable, all outstanding Swingline Loans (in the case of a termination of the Domestic Revolving Credit Commitments) and all outstanding A/C Fronted Loans (in the case of a termination of the Multicurrency Revolving Credit Commitments) on the date of such termination. In the event of any partial reduction of the Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, then at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the applicable Revolving Credit Lenders of the Aggregate Domestic Revolving Credit Exposure or Aggregate Multicurrency Revolving Credit Exposure, as applicable, after giving effect thereto. If at any time, as a result of such a partial reduction or termination, as a result of fluctuations in exchange rates or otherwise, (i) the Aggregate Domestic Revolving Credit Exposure would exceed the Total Domestic Revolving Credit Commitment, (ii) the Aggregate Multicurrency Revolving Credit Exposure would exceed the Total Multicurrency Revolving Credit Commitment or (iii) the A/C Fronted Exposure of any A/C Fronting Lender would exceed the A/C Fronting Commitment of such Lender, then the Borrowers shall (x) on the date of such reduction or termination of Revolving Credit Commitments or (y) within three Business Day following notice from the Administrative Agent of any such fluctuation in exchange rate or otherwise, repay or prepay Revolving Credit Borrowings, Swingline Loans or A/C Fronted Loans (or a combination thereof) in an amount sufficient to eliminate such excess.

         (b) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale (other than (i) any Asset Sale the Net Cash Proceeds of which are not greater than $5,000,000 from any single event or series of related events and (ii) Asset Sales the aggregate Net Cash Proceeds of which are not greater than $10,000,000 in any fiscal year of Terex, in each case except to the extent that the proceeds would otherwise be required to be used to make an offer to repurchase Existing Senior Subordinated Notes), the outstanding Term Loans shall be prepaid in accordance with Section 2.13(f) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

         (c) No later than the earlier of (i) 90 days after the end of each fiscal year of Terex, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), outstanding Term Loans shall be prepaid in accordance with Section 2.13(f) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended; provided, however, that no such prepayment shall be required if the Consolidated Leverage Ratio as of the end of such fiscal year shall be less than
3.85 to 1.00.

         (d) In the event that Terex or any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of any Indebtedness for money borrowed (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, 100% of such Net Cash Proceeds shall be used (i) to prepay outstanding Term Loans in accordance with Section 2.13(f), and/or (ii) to prepay outstanding Revolving Loans, without reducing the Revolving Credit Commitments, in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

         (e) In the event that there shall occur any Casualty or Condemnation and, pursuant to the applicable Mortgage, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Term Loans, then the outstanding Term Loans shall be prepaid in accordance with Section 2.13(f) in an aggregate principal amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be.

         (f) Each prepayment of outstanding Term Loans required to be made pursuant to any paragraph of this Section 2.13 shall be allocated pro rata between the Term Loans and the Other Term Loans (if any) and applied (i) first against the remaining scheduled installments of principal due in respect of Term Loans and Other Term Loans (if any) under Sections 2.11(a) and 2.11(c), respectively, in the next twelve months in the order of maturity and (ii) second, pro rata against such remaining scheduled installments of principal. Each prepayment of Revolving Loans required to be made pursuant to paragraph (d) above shall be allocated between the Domestic Revolving Loans and the Multicurrency Revolving Loans as determined by Terex.

         (g) Terex shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of Terex setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days' prior written notice of such prepayment.

Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         (h) To the extent possible consistent with Section 2.13(f), amounts to be applied pursuant to this Section 2.13 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to prepay outstanding ABR Term Loans and ABR Revolving Loans. Any amounts remaining after each such application shall, at the option of the applicable Borrower, be applied to prepay Eurocurrency Term Loans or Eurocurrency Revolving Loans, as the case may be, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account (i) allocable to Term Loans to prepay Eurocurrency Term Loans and (ii) allocable to Revolving Loans to prepay Eurocurrency Revolving Loans, in each case on the last day of their respective Interest Periods (or, at the direction of such Borrower, on any earlier date) until all outstanding Term Loans or Revolving Loans, as the case may be, have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by such Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph
(i). The Administrative Agent will, at the request of such Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Term Borrowings or Eurocurrency Revolving Borrowings to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. Such Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurocurrency Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the applicable Borrower, to the extent not necessary for the prepayment of Eurocurrency Loans in accordance with this Section 2.13), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. Each Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a security interest in its Prepayment Account to secure the Obligations. This paragraph (h) shall not be construed to alter the application required by Section 2.13(f).

         SECTION 2.14.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the Restatement Closing Date any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank of the principal of or interest on any Eurocurrency Loan or A/C Fronted Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate, the Bank Bill Rate or the Italian Fixed Rate, as the case may be) or shall impose on such Lender or such Issuing Bank or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or Eurocurrency Loans or A/C Fronted Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurocurrency Loan or A/C Fronted Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or any Issuing Bank shall have determined that the adoption after the Restatement Closing Date of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the Restatement Closing Date in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or any Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the Restatement Closing Date, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Borrowers and to the Administrative Agent:

                  (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and Foreign Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing or a Foreign Base Rate Loan to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (in the case of Dollar Loans) or Foreign Base Rate Loans (in the case of Alternative Currency Loans) (or a request to continue an ABR Loan or a Foreign Base Rate Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan or a Foreign Base Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                     (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans (in the case of Dollar Loans) or Foreign Base Rate Loans (in the case of Alternative Currency Loans) in which event all such Eurocurrency Loans shall be automatically converted to such ABR Loans or Foreign Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

         (b) For purposes of this Section 2.15, a notice to Terex by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by Terex.

         SECTION 2.16. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense, including any break-funding cost or any loss sustained in converting between any Alternative Currency and dollars, as the case may be, that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan or A/C Fronted Fixed Rate Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurocurrency Loan or A/C Fronted Fixed Rate Loan to an ABR Loan, or Fronted Base Rate Loan, respectively, or the conversion of the Interest Period with respect to any Eurocurrency Loan or A/C Fronted Fixed Rate Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurocurrency Loan or A/C Fronted Fixed Rate Loan to be made by such Lender (including any Eurocurrency Loan or A/C Fronted Fixed Rate Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan or A/C Fronted Fixed Rate Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.16, together with a reasonably detailed calculation thereof, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. Pro Rata Treatment. Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees, each reduction of the Term Loan Commitments, the Domestic Revolving Credit Commitments or the Multicurrency Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Domestic Revolving Credit Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Domestic Revolving Credit Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Domestic Revolving Credit Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar or applicable Alternative Currency amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any of its Loans or participations in L/C Disbursements, Swingline Loans or A/C Fronted Loans as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements, Swingline Loans and A/C Fronted Loans and accrued interest thereon shall be proportionately less than the unpaid portion of the Loans and participations in L/C

Disbursements, Swingline Loans and A/C Fronted Loans and accrued interest thereon of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and participations in L/C Disbursements, Swingline Loans and A/C Fronted Loans, as the case may be, and interest thereon of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of the principal of and accrued interest on their respective Loans and participations in L/C Disbursements, Swingline Loans and A/C Fronted Loans; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.19. Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document from a Payment Location in the United States or the jurisdiction of any Alternative Currency prior to (i) 1:00 p.m., New York City time on the date when due, in the case of any amount payable in dollars, and (ii) 12:00 (noon), local time of such other jurisdiction, on the date when due, in the case of any amount payable in any Alternative Currency, in each case, in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to applicable Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e) and (iii) A/C Fronting Fees, which shall be paid directly to the applicable A/C Fronting Lender except as otherwise provided in Section 2.24(e)) shall be made to such account as shall from time to time be specified in a writing delivered to Terex and each Borrower by the Administrative Agent. Except as provided in Section 2.24 (Conversion of A/C Fronted Loans) with respect to defaulted A/C Fronted Loans, all Alternative Currency Loans hereunder shall be denominated and made, and all payments hereunder or under any other Loan Document in respect thereof (whether of principal, interest, fees or otherwise) shall be made, in such Alternative Currency. All Dollar Loans hereunder shall be denominated and made, and all payments of principal and interest, Fees or otherwise hereunder or under any other Loan Document in respect thereof shall be made, in dollars, except as otherwise expressly provided herein. Unless otherwise agreed by the applicable Borrower and each Lender to receive any such payment, all other amounts due hereunder or under any other Loan Document shall be payable in dollars.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of any Borrower or any Loan Party (or, with respect to payments by an A/C Fronting Lender of the A/C Participation Fee, an A/C Fronting Lender) hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority in the United States, the jurisdiction of any Alternative Currency or the jurisdiction of any Payment Location, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or an Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or an Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or an Issuing Bank (or Transferee) is organized or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If any Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or an Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Loan Party shall make such deductions and (iii) such Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If any A/C Fronting Lender shall be required to deduct any Taxes from or in respect of any A/C Participation Fee, Terex or the applicable Borrower shall pay to the applicable Revolving Credit Lender the "additional amount" referred to in the preceding sentence.

         (b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document imposed by any Governmental Authority in the United States, the jurisdiction of any Alternative Currency or the jurisdiction of any Payment Location ("Other Taxes").

         (c) Each Borrower will indemnify the Administrative Agent, each Lender and each Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or an Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or an Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

         (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Borrower or any other Loan Party to the relevant Governmental Authority, such Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

         (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments by such Borrower under this Agreement and the other Loan Documents shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that such Non-U.S. Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, each Non-U.S. Lender shall deliver such documentation promptly upon the obsolescence or invalidity of any documentation previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any documentation pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

         (f) No Borrower shall be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed and would apply to payments made to such Non-U.S. Lender on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of any Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (e) above.

         (g) Nothing contained in this Section 2.20 shall require any Lender or an Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or an Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or an Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank pursuant to
Section 2.20 or (iv) any Lender refuses to consent to a proposed amendment, waiver, consent or other modification of this

Agreement or any other Loan Documents which has been approved by the Required Lenders and which additionally requires the consent of such Lender for approval pursuant to Section 9.08(b), such Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Banks and (if such Revolving Credit Commitment is a Domestic Revolving Credit Commitment) the Swingline Lender), which consent shall not unreasonably be withheld, and (z) such Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds (and in the currency or currencies in which payment would be required if all amounts were to be paid by such Borrower) an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or such Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under
Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under
Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or an Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or an Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by such Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would materially reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would materially reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. Terex hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

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                                                                              52

         SECTION 2.22. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans, in dollars, to Terex at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of all Swingline Loans exceeding $35,000,000 in the aggregate or (ii) the Aggregate Domestic Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Domestic Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $250,000. The Swingline Commitments may be terminated or reduced from time to time as provided herein. Within the foregoing limits, Terex may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) Swingline Loans. Terex shall notify the Swingline Lender, with a copy to the Administrative Agent, by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.

         (c) Prepayment. Terex shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 1:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.

         (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).

         (e) Participations. If Terex does not fully repay a Swingline Loan on or prior to the last day of the Interest Period with respect thereto, the Swingline Lender shall notify the Administrative Agent thereof by 2:00 p.m., New York City time (by telecopy or by telephone, confirmed in writing), and the Administrative Agent shall promptly notify each Revolving Credit Lender thereof (by telecopy or by telephone, confirmed in writing) and of its Pro Rata Percentage of such Swingline Loan. Upon such notice but without any further action, the Swingline Lender hereby agrees to grant to each Domestic Revolving Credit Lender, and each Domestic Revolving Credit Lender hereby agrees to acquire from the Swingline Lender, a participation in such defaulted Swingline Loan equal to such Domestic Revolving Credit Lender's Pro Rata Percentage of the aggregate principal amount of such defaulted Swingline Loan. In furtherance of the foregoing, each Domestic Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Domestic Revolving Credit Lender's Pro Rata Percentage of each Swingline Loan that is not repaid on the last day of the Interest Period with respect thereto. Each Domestic Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Domestic Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Domestic Revolving Credit Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Domestic Revolving Credit Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Domestic Revolving Credit Lenders. The Administrative Agent shall notify Terex of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from Terex (or other party on behalf of Terex) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Domestic Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve Terex (or other party liable for obligations of Terex) of any default in the payment thereof.

         SECTION 2.23. Letters of Credit. (a) Subject to the terms and conditions set forth herein, (i) each of the Existing Letters of Credit shall, upon the effectiveness of this Agreement on the Restatement Closing Date and without any further action on the part of the applicable Issuing Bank or any other person, be deemed for all purposes to have been issued by the applicable Issuing Bank as either a Domestic Letter of Credit or a Multicurrency Letter of Credit hereunder, as set forth in Schedule 1.01(d), and (ii) any Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon an Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such shorter period as the applicable Borrower, the Administrative Agent and the applicable Issuing Bank shall agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, specifying whether such Letter of Credit is to be a Domestic Letter of Credit or a Multicurrency Letter of Credit, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency (which must be dollars in the case of a Domestic Letter of Credit or an Alternative Currency in the case of a Multicurrency Letter of Credit) of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the sum of the L/C Exposure and the Additional L/C Exposure shall not exceed $200,000,000, (B) the Aggregate Domestic Revolving Credit Exposure shall not exceed the Total Domestic Revolving Credit Commitment and (C) the Aggregate

Multicurrency Revolving Credit Exposure shall not exceed the Total Multicurrency Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, that a Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

         (d) Participations. By the issuance of a Letter of Credit (or, in the case of the Existing Letters of Credit, deemed issuance) and without any further action on the part of such Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Domestic Revolving Credit Lender (with respect to each Domestic Letter of Credit) and to each Multicurrency Revolving Credit Lender (with respect to each Multicurrency Letter of Credit), and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each such Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) in respect of such Letter of Credit forthwith on the date due as provided in Section 2.02(f) and in the same currency as such L/C Disbursement. Each Domestic Revolving Credit Lender and each Multicurrency Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Domestic Letters of Credit and Multicurrency Letters of Credit, respectively, is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the fact that, as a result of fluctuations in exchange rates, such Revolving Credit Lender's Revolving Credit Exposure at any time might exceed its Revolving Credit Commitment at such time (in which case Section 2.13(a) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit denominated in dollars, the applicable Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after such Borrower shall have received notice from the applicable Issuing Bank that payment of such draft will be made, or, if such Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit denominated in any Alternative Currency, the applicable Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after such Borrower shall have received notice from the applicable Issuing Bank that payment of such draft will be made, or, if such Borrower shall have received such notice later than 10:00 a.m., London time, on any

Business Day, not later than 10:00 a.m., London time, on the immediately following Business Day.

         (f) Obligations Absolute. Each Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of an Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of an Issuing Bank. However, the foregoing shall not be construed to excuse an Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by any Borrower that are caused by an Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank.

         (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were (i) in the case of a Dollar Loan, an ABR Revolving Loan and (ii) in the case of an Alternative Currency, a Eurocurrency Revolving Loan with an Interest Period of one month's duration.

         (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and Terex, and may be removed at any time by Terex by notice to such Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) to the extent and so long as the Aggregate Domestic L/C Exposure exceeds the Total Domestic Revolving Credit Commitment or the Aggregate Multicurrency L/C Exposure exceeds the Total Multicurrency Revolving Credit Commitment, the Borrowers shall, on the Business Day after Terex receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash in the currency determined by the Collateral Agent equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse any Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and
(iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any Borrower is required to provide an amount of cash collateral pursuant to clause (ii) of the first sentence of this paragraph (j), such amount shall be returned to such Borrower from time to time to the extent that the amount of such cash collateral held by the Collateral Agent exceeds the excess, if any, of the L/C Exposure over the Total Revolving Credit Commitment so long as no Event of Default shall have occurred and be continuing.

         SECTION 2.24. A/C Fronted Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth,
(i) the Australian Fronting Lender agrees to make loans to the Australian Borrower in Australian Dollars and (ii) the Italian Fronting Lender agrees to make loans to the Italian Borrower in Euro, in each case, at any time and from time to time on and after the Restatement Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the A/C Fronting Commitment of such A/C Fronting Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in
(i) the Dollar Equivalent of the aggregate principal amount of such A/C Fronting Lender's A/C Fronting Loans exceeding its A/C Fronting Commitment or (ii) the Aggregate Multicurrency Revolving Credit Exposure, after giving effect to any A/C Fronted Loan, exceeding the Total Multicurrency Revolving Credit Commitment. Each A/C Fronted Loan shall be in a principal amount that is an integral multiple of the Alternative Currency Equivalent of $100,000 and not less than $2,500,000. The A/C Fronting Commitments may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the applicable Borrower may borrow, pay or prepay and reborrow A/C Fronted Loans hereunder, subject to the terms, conditions and limitations set forth herein.

         (b) A/C Fronted Loans. The Australian Borrower or the Italian Borrower, as applicable, shall notify the applicable A/C Fronting Lender, with a copy to the Administrative Agent, by telecopy, or by telephone (confirmed by telecopy),
(i) in the case of the Australian Borrower, not later than 10:00 a.m., Sydney time, three Business Days before the date of a proposed A/C Fronted Loan, or
(ii) in the case of the Italian Borrower, not later than 10:00 a.m., Boston time, three Business Days before the date of a proposed A/C Fronted Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement, shall specify the requested date (which shall be a Business Day) and amount of such A/C Fronted Loan (which shall be expressed in dollars), shall specify whether such A/C Fronted Loan is to be an A/C Fronted Base Rate Loan or an AC/ Fronted Fixed Rate Loan and, if such Loan is to be an A/C Fronted Fixed Rate Loan, the Interest Period therefor (which shall comply with the definition of the term "Bank Bill Rate" or "Italian Fixed Rate", as applicable. If no Rate is selected with respect to any A/C Fronted Loan, the applicable Borrower shall be deemed to have selected an A/C Fronted Base Rate Loan.

         (c) Prepayment. The Australian Borrower or the Italian Borrower, as applicable, shall have the right at any time from time to time to prepay any A/C Fronted Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the applicable A/C Fronting Lender and to the Administrative Agent, (i) in the case of the Australian Borrower, before 12:00 (noon), Sydney time, two Business Days before the date of prepayment, or (ii) in the case of the Italian Borrower, before 12:00 (noon), local time on the date of prepayment, in each case at the applicable A/C Fronting Lender's address for notices specified on Schedule 2.01. All principal payments of A/C Fronted Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. All prepayments of A/C Fronted Loans shall be subject to Section 2.16 but otherwise without premium or penalty.

         (d) Interest. Subject to the provisions of Section 2.07, each A/C Fronted Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of, (i) in the case of a Loan to the Australian Borrower, 365 days, or (ii) in the case of a Loan to the Italian Borrower, 360 days) at a rate per annum equal to the A/C Fronted Base Rate with respect to such A/C Fronted Loan plus the Applicable Percentage with respect to such Loan. Subject to the provisions of Section 2.07, each A/C Fronted Fixed Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of, (i) in the case of a Loan to the Australian Borrower, 365 days, or (ii) in the case of a Loan to the Italian Borrower, 360 days) at a rate per annum equal to the A/C Fronted Fixed Rate for the Interest Period in effect for such Loan plus the Applicable Percentage with respect to such Loan. Interest on each A/C Fronted Loan shall be payable on the Interest Payment Date with respect thereto. Each A/C Fronting Lender shall notify the applicable Borrower and the Administrative Agent of the A/C Fronting Base Rate or the A/C Fronted Fixed Rate applicable to such A/C Fronting Lender's A/C Fronted Loans promptly following each determination thereof.

         (e) Participations. If the applicable Borrower shall default in the payment of principal of or interest on any A/C Fronted Loan when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, then the applicable A/C Fronting Lender shall promptly notify the Administrative Agent thereof and, upon notice from the Administrative Agent or the applicable A/C Fronting Lender to the applicable Borrower, the principal amount of all A/C Fronted Loans to such Borrower, together with all accrued and unpaid interest thereon, shall be converted to Dollar Loans and obligations to pay interest in dollars, respectively, at the Exchange Rate prevailing on the date of such default, and the Administrative Agent shall promptly notify each Multicurrency Revolving Credit Lender of such default (by telecopy or by telephone, confirmed in writing) and of its Pro Rata Percentage in dollars of such A/C Fronted Loan. Upon such notice but without any further action, the applicable A/C Fronting Lender hereby agrees to grant to each Multicurrency Revolving Credit Lender, and each Multicurrency Revolving Credit Lender hereby agrees to acquire from the applicable A/C Fronting Lender, a participation in such defaulted A/C Fronted Loan equal to such Lender's Pro Rata Percentage in dollars of the aggregate principal amount of such defaulted A/C Fronting Loan. In furtherance of the foregoing, each Multicurrency Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable A/C Fronting Lender, such Lender's Pro Rata Percentage of each such defaulted A/C Fronted Loan. Each Lender acknowledges and agrees that its obligation to acquire participations in A/C Fronted Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the applicable A/C Fronting Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any A/C Fronted Loan acquired pursuant to this paragraph and thereafter payments in respect of such A/C Fronted Loan shall be made in dollars and to the Administrative Agent and not to the applicable A/C Fronting Lender. Any amounts received by an A/C Fronting Lender from any Borrower (or other party on behalf of such Borrower) in respect of an A/C Fronted Loan after receipt by such A/C Fronting Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable A/C Fronting Lender, as their interests may appear. The purchase of participations in an A/C Fronted Loan pursuant to this paragraph shall not relieve any Borrower (or other party liable for obligations of such Borrower) of any default in the payment thereof.

         (f) Termination and Reduction of A/C Fronting Commitments. Upon written or telecopy notice to the applicable A/C Fronting Lender and to the Administrative Agent, Terex may at any time permanently terminate, or from time to time in part permanently reduce, the A/C Fronting Commitment of any A/C Fronting Lender; provided, however, that the A/C Fronting Commitment of such A/C Fronting Lender shall not be reduced to an amount that is less than the A/C Fronting Loans of such A/C Fronting Lender at such time.

         SECTION 2.25. Reporting Requirements of A/C Fronting Lenders and Issuing Banks. (a) Within two Business Days following the last day of each calendar month, each A/C Fronting Lender shall deliver to the Administrative Agent a statement showing the average daily principal amount of the A/C Fronted Loans outstanding in each currency during the calendar quarter most recently ended.

         (b) Within two Business Days following the last day of each calendar month, each Issuing Bank shall deliver to the Administrative Agent a report detailing all activity during

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                                                                              60

the preceding month with respect to any Letters of Credit issued by such Issuing Bank, including the face amount, the account party, the beneficiary and the expiration date of such Letters of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

         SECTION 2.26. Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement solely for the purpose of issuing Letters of Credit denominated in Alternative Currencies other than Pounds, Euro and Australian Dollars. Any Lender designated as an issuing bank pursuant to this Section 2.26 shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender and, with respect to such Letters of Credit, such term shall thereafter apply to the Issuing Bank and such Lender.

         SECTION 2.27. Incremental Term Loan Commitments. (a) Terex may, from time to time, by written notice to the Administrative Agent, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld and shall be given or withheld within three Business Days and, if withheld, the reason therefor shall be specified in writing promptly thereafter). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or equal to the remaining Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 calendar days after the date of such notice) and (iii) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans ("Other Term Loans").

         (b) Terex and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, the interest rate spreads in respect of any Other Term Loans shall not exceed by more than 50 basis points the Applicable Percentage for the Term Loans; provided further that, without the prior written consent of Lenders holding two thirds in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date and (ii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with Terex's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

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                                                                              61

         (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.27 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Article IV shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Terex, (ii) each of the Consolidated Leverage Ratio and the Senior Secured Debt Leverage Ratio as of the last day of the preceding fiscal quarter would be less than the ratios required on such date by at least a 0.25 to 1.00 ratio, as if the Incremental Term Loan Commitments requested were incurred as Incremental Term Loans on such date (and any Indebtedness to be repaid or Permitted Acquisitions to be made with the proceeds thereof were repaid or made on such date), and (iii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) closing certificates and documentation reasonably specified by the Administrative Agent.


                                   ARTICLE III

                         Representations and Warranties

         Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent, each of the Issuing Banks and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Terex and each of the Subsidiaries (including each Borrower) (a) is a corporation, partnership, limited liability company or other entity, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of each Borrower, to borrow hereunder. Each Borrower (other than Terex) is a wholly owned Subsidiary.

         SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite organizational action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of Terex or any Subsidiary, (C) any order of any Governmental Authority applicable to Terex or such Subsidiary or (D) any provision of any indenture, agreement or other instrument to which Terex or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except, in the case of each of clause (i)(A), (i)(D) and
(ii), where such violation, breach or default could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Terex or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document has either been duly executed and delivered by each Loan Party thereto and constitutes or, when executed and delivered by each Loan Party thereto, will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements or "in lieu" continuation statements, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect, except where the failure to obtain the same could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.05. Financial Statements. Terex has heretofore furnished to the Lenders its consolidated and consolidating balance sheets and statements of income and changes in financial condition as of and for each of the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Terex and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Terex and its consolidated Subsidiaries as of the dates thereof required to be reflected in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of Terex and its Restricted Subsidiaries, taken as a whole, since December 31, 2001.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Terex and its Restricted Subsidiaries has fee title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of Terex and its Restricted Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Terex and its Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) No Borrower has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

         (d) Neither Terex nor any of its Restricted Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Restatement Closing Date a list of all Subsidiaries and the percentage ownership interest of Terex therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non assessable and are owned by Terex, directly or indirectly through its Subsidiaries, free and clear of all Liens, except for Liens created under the Security Documents. Each Subsidiary identified on Schedule 1.01(e) is a domestic Inactive Subsidiary on the Restatement Closing Date.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against or affecting Terex or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined in the ordinary course of such action, suit or proceeding, at the time of such determination, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of Terex or any of its Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except where the failure to have the same could not reasonably be expected to result in a Material Adverse Effect.

         (d) No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Alternative Currency Loan or Letter of Credit or any other Loan Party with respect to its obligations under any Loan Document.

     SECTION 3.10. Agreements. (a) Neither Terex nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) Neither Terex nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

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                                                                              64

     SECTION 3.11. Federal Reserve Regulations. (a) Neither Terex nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither Terex nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. Each Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for working capital and other general corporate purposes (including the financing of Permitted Acquisitions).

         SECTION 3.14. Tax Returns. Each of Terex and its Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it (in each case giving effect to applicable extensions), except taxes that are being contested in good faith by appropriate proceedings and for which Terex or such Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP.

         SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of any Borrower in writing to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. Employee Benefit Plans. (a) Each of Terex and its respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of December 31, 2001, exceed by more than $5,700,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of December 31, 2001, exceed by more than $5,700,000 the fair market value of the assets of all such underfunded Plans.

         (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of Terex, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction which would subject Terex or any of its Subsidiaries, directly or indirectly, to a tax or civil penalty which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect; the present value of the aggregate accumulated benefit liabilities of all such Foreign Pension Plans (based on those assumptions used to fund each such Foreign Pension Plan) did not, as of December 31, 2001, exceed by more than $55,400,000 the fair market value of the assets of all such Foreign Pension Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against Terex or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

         (a) The properties owned, leased or operated by each of Terex and its Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of each of Terex and its Subsidiaries are in compliance in all material respects, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

         (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the current or former operations of Terex or its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) Neither Terex nor any of its Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the current or former operations of Terex or such Subsidiaries or with regard to any person whose liabilities for environmental matters Terex or such Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Terex or its Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have Terex or its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance maintained by Terex or any of its Restricted Subsidiaries as of the Restatement Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Each of Terex and its Restricted Subsidiaries has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, with respect to all Collateral previously delivered to and in the possession of the Collateral Agent, constitutes, or in the case of Collateral to be delivered in the future, will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, together with the financing statements previously filed or to be filed in the future, constitutes, or in the case of any future filing, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) The Security Agreement currently on file with the United States Patent and Trademark Office and the United States Copyright Office constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date of the Security Agreement).

         (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages referred to in Section 3.04(b) are recorded in the offices specified in Schedule 3.19(d), the Mortgages will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         SECTION 3.20.  Location of Real Property and Leased Premises.
(a) Schedule 3.20(a) lists completely and correctly as of the Restatement Closing Date all domestic real property owned by Terex and the Restricted Subsidiaries and the addresses thereof. Terex and the Restricted Subsidiaries own in fee all the real property set forth on Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Restatement Closing Date all domestic real property leased by Terex and the Restricted Subsidiaries and the addresses thereof. Terex and the Restricted Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

         SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, as of the Restatement Closing Date, there are no strikes, lockouts or slowdowns against Terex or any of its Restricted Subsidiaries pending or, to the knowledge of any Borrower, threatened. The hours worked by and payments made to employees of Terex and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Terex or any of its Restricted Subsidiaries, or for which any claim may be made against Terex or any such Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Terex or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Terex or any of its Restricted Subsidiaries is bound on the Restatement Closing Date.

         SECTION 3.22. Solvency. Immediately after the consummation of the Transactions and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Closing Date.


                                   ARTICLE IV

                              Conditions of Lending

         The obligation of each Lender to make Loans (including Swingline Loans and A/C Fronted Loans) hereunder, and the obligation of each Issuing Bank to issue, amend, extend or renew any Letter of Credit hereunder (each, a "Credit Event") is subject to the satisfaction of the following conditions on the date of each Credit Event:

         (a) The Administrative Agent shall have received a notice of such Credit Event as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment or renewal of a Letter of Credit, the

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                                                                              68

applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b) or, in the case of a Borrowing of an A/C Fronted Loan, the applicable A/C Fronting Lender and the Administrative Agent shall have received a notice requesting such A/C Fronted Loan as required by Section 2.24(b).

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) Each Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Article IV.



                                    ARTICLE V

                              Affirmative Covenants

         Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and will cause each of its Restricted Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated or in an otherwise prudent manner; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted unless failure to comply could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in

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                                                                              69

working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted at all times in a commercially reasonably manner.

         SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and of same or similar size, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies of Terex or any Domestic Restricted Subsidiary to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Restatement Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to Terex or any such Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that no Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

         (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that in effect on the Restatement Closing Date,

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                                                                              70

naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

         (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by any Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Lenders, the Issuing Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) each Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of any Borrower and its Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrowers and the other Loan Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on commercially reasonable terms.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower shall have set aside on its books reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

     SECTION 5.04. Financial Statements, Reports, etc. In the case of Terex, furnish to the Administrative Agent for distribution by the Administrative Agent to each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Terex and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing or otherwise reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Terex and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of Terex and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Terex and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under sub- paragraph (a) or (b) above, (i) if there shall have been any Unrestricted Subsidiaries during the relevant period, comparable financial statements (which need not be audited or contain footnotes) for such period covering Terex and its Restricted Subsidiaries, and
         (ii) a certificate of the accounting firm (unless at such time it is the practice and policy of such accounting firm not to deliver such certificates) or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (x) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and (y) in the case of any such letter from such Financial Officer, setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.11, 6.12, 6.13 and 6.14, including but not limited to a detailed schedule of the calculation of Pro Forma Acquisition EBITDA and Total Debt, in a form reasonably satisfactory to the Administrative Agent;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Terex or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) as promptly as practicable, but in no event later than 10 Business Days after the last day of each fiscal year of Terex, a copy of the budget for its consolidated balance sheet and related statements of income and selected working capital and capital expenditure analyses for each quarter of the following fiscal year; and

                  (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Terex or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Banks and each Lender, promptly after obtaining knowledge thereof, written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development with respect to Terex or any Subsidiary that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Benefit Plan and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of any Borrower or any Affiliate knows that any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of any Borrower in an aggregate amount exceeding $5,000,000 (or the Dollar Equivalent thereof in another currency), a statement of a Financial Officer of such Borrower setting forth details as to such ERISA Event and the action, if any, that such Borrower proposes to take with respect thereto.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of any Borrower or any Restricted Subsidiary at reasonable times and as often as reasonably requested (but in no event more than twice annually unless an Event of Default shall have occurred and be continuing) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of any Borrower or any Restricted Subsidiary with the officers thereof and independent accountants therefor.

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                                                                              73

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for working capital and other general corporate purposes (including the financing of Permitted Acquisitions).

         SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that no Borrower nor any of the Restricted Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

         SECTION 5.10. Preparation of Environmental Reports. If an Event of Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the applicable Borrower, an environmental site assessment report for the Properties which are the subject of such default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action or any other activity required to bring the Properties into compliance with Environmental Laws in connection with such Properties.

         SECTION 5.11. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. Terex will cause any subsequently acquired or organized Domestic Restricted Subsidiary (other than an Inactive Subsidiary or Finsub) to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, Terex will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall reasonably designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of Terex and the Subsidiary Guarantors (including real and other properties acquired subsequent to the Restatement Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Terex shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section.

         (b) In the case of Terex and the Subsidiary Guarantors, promptly to notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization, (iii) in its corporate or legal structure or (iv) in its Federal Taxpayer

Identification Number. Terex and each Subsidiary Guarantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. Terex and each Subsidiary Guarantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by such Borrower is damaged or destroyed.


                                                ARTICLE VI

                                            Negative Covenants

         Each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, such Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except that Terex and any Restricted Subsidiary (other than an Inactive Subsidiary or Finsub (except as expressly permitted by subsection (p) below)) may incur, create, assume or permit to exist:

          (a) Indebtedness existing on the Restatement Closing Date as set forth in Schedule 6.01;

          (b) Indebtedness created under this Agreement and the other Loan Documents;

          (c)  The  Existing  Senior   Subordinated  Notes  and  the  Additional
     Subordinated Notes;

          (d) Indebtedness pursuant to (i) Hedging Agreements and (ii) any Additional L/C Facility; provided, however, that (x) the Additional L/C Exposure shall not exceed $75,000,000 at any time and (y) the sum of the L/C Exposure and the Additional L/C Exposure shall not exceed $200,000,000 at any time;

          (e) Indebtedness of (i) Terex or any wholly owned Restricted Subsidiary (other than an Inactive Subsidiary or Finsub) to any other wholly owned Restricted Subsidiary (other than an Inactive Subsidiary or Finsub), (ii) any wholly owned Restricted Subsidiary (other than an Inactive Subsidiary or Finsub) to Terex or (iii) Finsub to Terex or any wholly owned Restricted Subsidiary (other than an Inactive Subsidiary) incurred pursuant to the Receivables Program; provided, however, that (i) any Indebtedness of a Loan Party shall be subordinated to the prior payment in full of the Obligations and (ii) any Indebtedness of Finsub incurred pursuant to this subsection (e) shall be permitted only for such limited period of time as is required to account for any sale of Program Receivables, which period of time shall not in any event exceed two Business Days;

          (f) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (g) Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;

          (h) Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales and Permitted Acquisitions permitted hereunder;

          (i)  Indebtedness  incurred in the  ordinary  course of business  with
     respect  to  surety   and  appeal   bonds,   performance,   insurance   and
     return-of-money bonds and other similar obligations;

          (j) Indebtedness consisting of (i) Acquired Indebtedness or (ii) Purchase Money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Restatement Closing Date; provided that the aggregate principal amount of any such Indebtedness pursuant to this paragraph (j) shall not exceed $150,000,000;

          (k) Indebtedness of the German Borrower and its subsidiaries; provided that the aggregate principal amount of any such Indebtedness pursuant to this paragraph (k) shall not exceed 9,000,000 Euro;

          (l) Floor Plan Guarantees;

          (m) Indebtedness incurred under (i) the Italian Facilities in an amount not exceeding 7,000,000 Euro in the aggregate at any time outstanding and (ii) the Irish Facilities in an amount not exceeding GPB 10,000,000 in the aggregate at any time outstanding;

          (n) Indebtedness incurred to extend, renew or refinance Indebtedness described in paragraph (a), (c), (j), (k) or (l) above ("Refinancing Indebtedness") so long as (i) such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, plus the amount of any interest or premiums required to be paid thereon plus fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, the Refinancing Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced and (iv) the covenants, events of default and other non-pricing provisions of the Refinancing Indebtedness shall be no less favorable to the Lenders than those contained in the Indebtedness being extended, renewed or refinanced;

          (o) Indebtedness classified as Capital Lease Obligations incurred in connection with the purchase of inventory to be sold in the ordinary course of business;

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                                                                              76

          (p) Indebtedness of Finsub incurred pursuant to the Receivables Program Documentation in an amount not exceeding $100,000,000 in the aggregate at any time outstanding;

          (q) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; and

          (r) Indebtedness of Foreign Subsidiaries acquired on and after the Restatement Closing Date under local credit lines not exceeding $40,000,000 in the aggregate at any time outstanding;

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Restricted Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of any Borrower and its Restricted Subsidiaries existing on the Restatement Closing Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Restatement Closing Date;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of any Borrower or any Restricted Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) (i) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens on the receivables of Terex Equipment Limited to secure Indebtedness of Terex Equipment Limited in respect of performance bonds and similar obligations in an aggregate principal amount not to exceed 3,000,000 GBP;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Borrower or any of its Restricted Subsidiaries;

                  (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Borrower or any Restricted Subsidiary (other than an Inactive Subsidiary or Finsub) or in respect of Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(j), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of any Borrower or any Restricted Subsidiary;

                  (j) Liens arising from the rendering of a final judgment or order that does not give rise to an Event of Default;

                  (k) Liens securing Acquired Indebtedness; provided that (i) such Acquired Indebtedness was secured by such Liens at the time of the relevant Permitted Acquisition and such Liens were not incurred in contemplation thereof and (ii) such Liens do not extend to (x) any property of Terex or the Restricted Subsidiaries (other than the Acquired Person) or (y) to any property of the Acquired Person other than the property securing such Liens on the date of the relevant Permitted Acquisition;

                  (l) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this Section 6.02; provided that such Lien does not apply to any additional property or assets of Terex or any Restricted Subsidiary;

                  (m)  Liens in favor of Terex;

                  (n) Liens on the assets of Powerscreen to the extent reasonably required to fully secure the Irish Facilities; and

                  (o) Liens on the property of Finsub incurred pursuant to the Receivables Program Documentation.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback"); provided that any Borrower or any Restricted Subsidiary may enter into

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                                                                             78

any such transaction to the extent that the Capital Lease Obligations and Liens associated therewith would be permitted under this Agreement.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

         (a) investments by Terex and its Restricted Subsidiaries existing on the Restatement Closing Date in the capital stock of the Subsidiaries and other investments by Terex and its Restricted Subsidiaries existing on the Restatement Closing Date and set forth in Schedule 6.04;

         (b) Permitted Investments;

         (c) investments in JV Finco not exceeding $25,000,000 at any time outstanding;

         (d) Terex may make any Permitted Acquisition; provided that Terex complies, and causes any acquired entity to comply, with the applicable provisions of Section 5.11 and the Security Documents with respect to the person or assets so acquired;

         (e) the Borrowers and their respective Restricted Subsidiaries (other than Inactive Subsidiaries) may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding;

         (f) Consolidated Capital Expenditures permitted pursuant to Section
6.10;

         (g) cash collateral provided to the Collateral Agent pursuant to the Loan Documents;

         (h) promissory notes issued by any purchaser in connection with any Asset Sale permitted pursuant to Section 6.05(b);

         (i) provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or after giving effect thereto,
(A) the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by its board of directors and (B) the repurchase of shares of, or options to purchase shares of, common stock of Terex or any of its Subsidiaries from employees, former employees, directors or former directors of Terex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors) pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by its board of directors under which such individuals purchase or sell or are granted the option to purchase or sell, such common stock; provided that the aggregate amount of all such purchases and repurchases permitted under this paragraph (i) shall not exceed $2,400,000 per year or $16,800,000 in the aggregate on and after the Restatement Closing Date;

         (j) accounts receivable arising in the ordinary course of business from the sale of inventory;

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                                                                              79

         (k) Guarantees constituting Indebtedness permitted by Section 6.01;

         (l) investments in joint ventures in Related Businesses and investments in Unrestricted Subsidiaries (including JV Finco) in a combined aggregate amount (without giving effect to any write down or write off thereof) not exceeding $75,000,000 at any time outstanding;

         (m) intercompany loans and advances constituting Indebtedness permitted by Section 6.01(e);

         (n) provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom, investments made by Terex or any Restricted Subsidiary to the extent the consideration paid by Terex or such Restricted Subsidiary for such investment consists of equity of Terex; and

         (o) other investments in an aggregate amount (without giving effect to any write down or write off thereof) not exceeding $75,000,000 at any time outstanding.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) any Borrower and any Restricted Subsidiary (other than an Inactive Subsidiary or Finsub) may purchase and sell inventory in the ordinary course of business, (ii)(A) Terex and any Restricted Subsidiary (other than an Inactive Subsidiary) may sell Program Receivables to Finsub and (B) Finsub may sell Program Receivables pursuant to the Receivables Program Documentation and (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned Subsidiary (other than Finsub) may merge into Terex in a transaction in which Terex is the surviving corporation, (B) any wholly owned Restricted Subsidiary (other than Finsub) may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Restricted Subsidiary and no person other than Terex or a wholly owned Restricted Subsidiary receives any consideration; provided that, if either of the wholly owned Subsidiaries party to such merger or consolidation is a Guarantor, then the surviving entity shall be or become a Guarantor, (C) in connection with any Permitted Acquisition pursuant to Section 6.04(d), Terex or any wholly owned Subsidiary may acquire or merge into or consolidate with any entity acquired pursuant to such Permitted Acquisition in a transaction in which the surviving entity is Terex or a wholly owned Subsidiary; provided that, (x) if Terex is a party to such merger or consolidation, Terex shall be the surviving corporation, and (y) if any wholly owned Restricted Subsidiary that is a Guarantor merges into or consolidates with any entity acquired pursuant to such Permitted Acquisition, then the surviving entity shall be or become a Guarantor, (D) Terex or any Subsidiary may transfer not less than 100% of the capital stock of, or assets of, a Domestic Subsidiary to Terex or to any wholly owned Domestic Subsidiary where no person other than Terex or a wholly owned Subsidiary receives any consideration; provided that, if (x) such capital stock or such assets being transferred is capital stock of, or assets of, a Guarantor, then the recipient thereof shall be or become a Guarantor, and
(y) if the transferor of such capital stock or such assets is a Guarantor, then the recipient thereof shall be or become a Guarantor, (E) Terex or any Subsidiary may transfer not less than 100% of the capital stock of a Foreign Subsidiary Issuer to any Special Purpose Foreign Holding Subsidiary where no person other than Terex or a wholly owned Subsidiary receives any consideration, (F) any Second-Tier Foreign Subsidiary may transfer not less than 100% of the capital stock of, or assets of, a Second-Tier Foreign Subsidiary to Terex or any wholly owned Restricted Subsidiary where no person other than Terex or a wholly owned Restricted Subsidiary receives any consideration and (G) Terex or any Subsidiary may transfer not less than 100% of the capital stock of, or assets of, a Second-Tier Foreign Subsidiary to any Special Purpose Foreign Holding Subsidiary or any Foreign Subsidiary Issuer where no person other than Terex or a wholly owned Subsidiary receives any consideration; provided, however, that any merger, consolidation or transfer of assets by or between Terex or a Restricted Subsidiary, on the one hand, and an Unrestricted Subsidiary, on the other hand, shall be subject to the limitation set forth in Section 6.04(l).

         (b) Engage in any Asset Sale not otherwise prohibited by Section 6.05(a) unless all of the following conditions are met: (i) the consideration received is at least equal to the fair market value of such assets; (ii) at least 80% of the consideration received is cash; (iii) the Net Cash Proceeds of such Asset Sale are applied as required by Section 2.13(b); (iv) after giving effect to the sale or other disposition of the assets included within the Asset Sale and the repayment of Indebtedness with the proceeds thereof, Terex is in compliance on a pro forma basis with the covenants set forth in Sections 6.11, 6.12, 6.13 and 6.14 recomputed for the most recently ended fiscal quarter for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (v) no Default or Event of Default shall result from such Asset Sale.

         SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Restricted Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Restricted Subsidiary may declare and pay dividends or make other distributions to the Borrower of which it is a Restricted Subsidiary and (ii) Terex may pay dividends on, and redeem and repurchase its capital stock, provided that all of the following conditions are satisfied: (A) at the time of such dividend, redemption or purchase and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise as a result thereof; (B) the amount of all dividends, redemptions and purchases made pursuant to this clause (ii) together with all distributions and payments made pursuant to Section 6.09(b)(i), since the Restatement Closing Date shall not exceed $50,000,000, and (c) on a pro forma basis and after giving effect to such payment and all other payments pursuant to this clause (a) and Section 6.09(b)(i) made after the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, as if such payments were made in the four-fiscal-quarter period ending on such last day of such fiscal quarter, the Consolidated Leverage Ratio as of the end of such four-fiscal-quarter period shall be less than 3.85 to 1.00 and provided further that Terex may at any time pay dividends with respect to its capital stock solely in additional shares of its capital stock.

         (b) Permit its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to Terex or

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                                                                              81

the parent of such Restricted Subsidiary, except, in the case of Finsub, for encumbrances or restrictions existing pursuant to the Receivables Program Documentation.

         SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that any Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and except that this Section shall not apply to any transaction between or among Borrowers and Guarantors or any transaction between Terex or any Restricted Subsidiary (other than an Inactive Subsidiary) and Finsub pursuant to the Receivables Program.

         SECTION 6.08. Business of Borrowers and Restricted Subsidiaries. Engage at any time in any business or business activity other than the Related Business; provided, however, that (a) Finsub shall not engage in any trade or business, or otherwise conduct any business activity, other than the performance of its obligations pursuant to the Receivables Program and other incidental activities and (b) each Special Purpose Foreign Holding Subsidiary shall not engage in any trade or business, or otherwise conduct any business activity, other than as permitted by the definition of Special Purpose Foreign Holding Subsidiary.

         SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness of any Borrower or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000 is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release is to (i) increase the interest rate on such Indebtedness; (ii) accelerate the dates upon which payments of principal or interest are due on such Indebtedness; (iii) add or change any event of default or add any material covenant with respect to such Indebtedness;
(iv) change the prepayment provisions of such Indebtedness in any manner adverse to the Lenders; (v) change the subordination provisions thereof (or the subordination terms of any Guarantee thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Borrower, any Restricted Subsidiary, the Administrative Agent or the Lenders.

         (b)(i) Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness for borrowed money (other than the Loans) of any Borrower or any Restricted Subsidiary or (ii) pay in cash any amount in respect of such Indebtedness that may at the obligor's option be paid in kind or in other securities, except that
(A) Terex shall be permitted to use the Net Cash Proceeds of any Equity Issuance to prepay not more than one-third of the Existing Senior Subordinated Notes or any other Indebtedness, (B) Terex and its Restricted Subsidiaries shall be permitted to make any such distribution or payment if all of the following conditions are satisfied: (1) at the time of such distribution or payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise as a result thereof; (2) the amount of all such distributions and payments made pursuant to this clause (i), together with all dividends, redemptions and purchases made pursuant to

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                                                                             82

Section 6.06(a)(ii), since the Restatement Closing Date shall not exceed $50,000,000; and (3) on a pro forma basis and after giving effect to such distribution or payment and all other distributions or payments pursuant to this clause (i) and Section 6.06(a) made after the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.04(a) or (b), as applicable, as if such payments or distributions were made in the four-fiscal-quarter period ending on such last day of such fiscal quarter, the Consolidated Leverage Ratio as of the end of such four-fiscal-quarter period shall be less than 3.85 to 1.00, and (C) Terex may at any time repay Indebtedness of any Borrower or any Restricted Subsidiary solely in shares of its capital stock.

         SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by Terex and its Restricted Subsidiaries, taken as a whole, in any fiscal year of Terex to exceed $25,000,000 plus 75% of all Consolidated Capital Expenditures made by Restricted Subsidiaries within twelve months prior to such Restricted Subsidiaries being acquired as Permitted Acquisitions. The amount of permitted Consolidated Capital Expenditures set forth in the immediately preceding sentence in respect of any fiscal year shall be increased by (a) the amount of unused permitted Consolidated Capital Expenditures for the immediately preceding fiscal year less (b) an amount equal to unused Consolidated Capital Expenditures carried forward to such preceding fiscal year.

         SECTION 6.11. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter of Terex ending during any period set forth below to be in excess of the ratio set forth below for such period:

    Period                                                        Ratio

    Restatement Closing Date - September 30, 2002            5.00 to 1.00
    October 1, 2002 - September 30, 2003                     4.50 to 1.00
    October 1, 2003 - March 31, 2004                         4.25 to 1.00
    April 1, 2004 - June 30, 2004                            4.00 to 1.00
    July 1, 2004 - September 30, 2004                        3.75 to 1.00
    Thereafter                                               3.50 to 1.00

         SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Terex ending during any period set forth below to be less than the ratio set forth below for such period:

    Period                                                   Ratio

    Restatement Closing Date - September 30, 2003            2.00 to 1.00
    October 1, 2003 - March 31, 2004                         2.25 to 1.00
    April 1, 2004 - December 31, 2005                        2.50 to 1.00
    Thereafter                                               2.75 to 1.00

         SECTION 6.13. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Terex ending during any period set forth below to be less than the ratio set forth below for such period:

    Period                                                  Ratio

    Restatement Closing Date - March 31, 2004               1.20 to 1.00
    April 1, 2004 - March 31, 2005                          1.25 to 1.00
    Thereafter                                              1.50 to 1.00

         SECTION 6.14. Senior Secured Debt Leverage Ratio. Permit the Senior Secured Debt Leverage Ratio on the last day of any fiscal quarter of Terex ending during any period set forth below to be in excess of the ratio set forth below for such period:

    Period                                                  Ratio

    Restatement Closing Date - December 31, 2003            2.25 to 1.00
    January 1, 2004 - September 30, 2004                    2.00 to 1.00
    Thereafter                                              Not Applicable

         SECTION 6.15. Fiscal Year. Permit the fiscal year of Terex to end on a day other than December 31.

         SECTION 6.16. Designation of Unrestricted Subsidiaries. (a) Terex may not designate any Restricted Subsidiary that is a Loan Party (other than EarthKing, Inc. and its subsidiaries) as an Unrestricted Subsidiary; provided, that Terex may designate any Subsidiary created or acquired after the Restatement Closing Date as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:

               (i) such Subsidiary does not own any capital stock or other equity interests of any Restricted Subsidiary;

               (ii) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

               (iii) after giving effect to such Designation and any related investment to be made in such designated Subsidiary by Terex or any Restricted Subsidiary, Terex and its Restricted Subsidiaries would be in compliance with Section 6.04 and with each of the covenants set forth in Sections 6.11, 6.12, 6.13 and 6.14; and

               (iv) Terex has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of a Financial Officer certifying compliance with the conditions set forth in subclause (iii) above and setting forth reasonably detailed calculations demonstrating such compliance.

         (b) Terex may designate any Unrestricted Subsidiary as a Restricted Subsidiary under this Agreement (an "RS Designation") only if:

                  (i) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such RS Designation, and after giving effect thereto, Terex would be in compliance with each of the covenants set forth in Sections 6.11, 6.12, 6.13 and 6.14;

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                                                                              84

                  (ii) all Liens on assets of such Unrestricted Subsidiary and all Indebtedness of such Unrestricted Subsidiary outstanding immediately following the RS Designation would, if initially incurred at such time, have been permitted to be incurred pursuant to Sections
         6.01 and 6.02, respectively;

                  (iii) such designation would meet the applicable criteria of the term "Permitted Acquisition" were Terex acquiring 100% of the capital stock of such Unrestricted Subsidiary at such time; and

                  (iv) Terex has delivered to the Administrative Agent (x) written notice of such RS Designation and (y) a certificate, dated the effective date of such RS Designation, of a Financial Officer certifying compliance with the conditions set forth in subclause (iii) above and setting forth reasonably detailed calculations demonstrating such compliance.

         (c) Upon any such RS Designation with respect to an Unrestricted Subsidiary (i) Terex and its Restricted Subsidiaries shall be deemed to have received a return of their investment in such Unrestricted Subsidiary equal to the lesser of (x) the amount of such Investment immediately prior to such RS Designation and (y) the fair market value (as reasonably determined by Terex) of the net assets of such Subsidiary at the time of such RS Designation and (ii) for purposes of Section 6.04(l) Terex and its Restricted Subsidiaries shall be deemed to have maintained an investment in an Unrestricted Subsidiary equal to the excess, if positive, of the amount referred to in clause (i)(x) above over the amount referred to in clause (i)(y) above.

         (d) Neither Terex nor any Restricted Subsidiary shall at any time (x) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and Section
6.04 hereof. Except as provided in paragraph (c) above, each Designation shall be irrevocable, and no Unrestricted Subsidiary may become a Restricted Subsidiary, be merged with or into Terex or a Restricted Subsidiary or liquidate into or transfer substantially all its assets to Terex or a Restricted Subsidiary.

         (e) Terex shall not, and shall not permit any Restricted Subsidiary to, furnish any funds to or make any investment in any Unrestricted Subsidiary or any other person for purposes of enabling it to make any payment or distribution that could not be made by Terex or the Restricted Subsidiaries in accordance with the provisions of Section 6.06(a) or 6.09(b).

                                   ARTICLE VII

                                Events of Default

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days after notice;

                  (d) default shall be made in the due observance or performance by any Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.07 or in Article VI;

                  (e) default shall be made in the due observance or performance by any Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to Terex;

                  (f) any Borrower or any Restricted Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
         (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Restricted Subsidiary, or of a substantial part of the property or assets of any Borrower or a Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any

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                                                                             86

         Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or any Restricted Subsidiary or
         (iii) the winding-up or liquidation of any Borrower or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Restricted Subsidiary or for a substantial part of the property or assets of any Borrower or any Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money the aggregate amount which is not covered by insurance is in excess of $5,000,000 shall be rendered against any Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of any Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

                  (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

                  (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, with the consent of the Required Lenders, may, and at the request of the Required Lenders shall, by notice to Terex, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the

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                                                                              87

Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, CSFB is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders, the Issuing Banks, and each assignee of any such Lender or Issuing Bank, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender, Issuing Bank or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the Program Receivables and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to any Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or wilful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Terex or a Lender, and neither Agent shall be

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                                                                              88

responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

         Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and Terex. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

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                                                                              89

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the sum of its aggregate available Commitments and outstanding Loans hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by any Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by any Borrower or any other Loan Party; provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse each of the Issuing Banks and their directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         Each party to this Agreement acknowledges that neither the syndication agent nor any of the co-lead arrangers shall have any separate duties, responsibilities, obligations or authority under this Agreement in such capacity.


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to any Borrower, to it in care of Terex at 500 Post Road East, Westport, CT 06880, Attention of General Counsel (Telecopy No.
          (203) 227-1647);

               (b) if to the Administrative Agent, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Dan Sullivan (Telecopy No. (212) 325-9938, and with respect to Alternative Currencies (other than Australian Dollars), Credit Suisse First Boston, One Cabot Square, London E14 4QJ, England,

          Attention of Paul Biddulph (Telecopy No. 44 20 7888 8398), and with respect to Alternative Currencies in Australian Dollars, Credit Suisse First Boston, Level 14, 101 Collins Street, Melbourne VIC 3001, Australia, Attention of Malcolm White (Telecopy No. 61 3 9653 3444); and

               (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to the Existing Credit Agreements, this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document or the Additional L/C Facility is outstanding and unpaid or any Letter of Credit or Additional Letter of Credit is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

         SECTION 9.03. Binding Effect. This Agreement shall become effective as provided in the Amendment Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or an Approved Fund (unless the proposed assignment is of a Revolving Credit Commitment and the proposed assignee is not then a Revolving Credit Lender or an Affiliate thereof), (x) Terex (unless an Event of Default specified in paragraph (b), (c), (g) or (h) of
Article VII shall have occurred and be continuing) and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Banks and (in the case of a Domestic Revolving Commitment) the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans, as applicable), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of any assignment to an Affiliate or an Approved Fund) with a processing and recordation fee of $3,500, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. For purposes of this Section 9.04(b), the term "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of any Borrower or any Subsidiary or the performance or observance by any Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of Terex, the Swingline Lender, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of any Borrower, the Swingline Lender, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, releasing any Guarantor or all or any substantial part of the Collateral or increasing or extending the Commitments).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of any Borrower; provided that, prior to any such disclosure of information designated by any Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.17.

         (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (i) No Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, (i) any SPC may (x) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (y) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC, and
(ii) the protections afforded to any SPC pursuant to the provisions of this
Section 9.04(j) may not be amended or modified without the written consent of such SPC.

         (k) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request Terex to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and
(ii) the applicable Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         (l) Notwithstanding the foregoing, the processing and recordation fee payable to the Administrative Agent pursuant to paragraph (b) above shall be waived in connection with any assignment made to either (i) a person that is not a bank, an investment bank or an Affiliate of a bank or an investment bank or
(ii) a bank, an investment bank or an Affiliate of a bank or an investment bank (a "Financial Institution") which has, to the satisfaction of the Administrative Agent, announced and adopted a general policy that (x) is in effect on the date of the proposed assignment, (y) is binding on such Financial Institution and (z) provides that such Financial Institution has agreed to waive its rights to receive all similar processing, recordation or assignment fees which would be payable as a result of an assignment by any person of any commitments, loans or other extensions of credit under a syndicated leveraged credit facility.

         SECTION 9.05. Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Banks and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, as applicable, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) Each Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees, agents, trustees and advisors (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence, Release or threat of Release of Hazardous Materials on any Properties, or any Environmental Claim related in any way to any Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or an Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

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                                                                              96

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or an Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the Facility Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata sharing provisions of Section 2.17 or the provisions of Section 9.04(j), the provisions of this Section, the definition of the term "Required Lenders" or release the Borrowers or any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify, amend or waive any conditions precedent set forth in Article IV, or directly or indirectly waive any Event of Default, in each case without the written consent of Lenders holding a majority of the Revolving Credit Commitments, (vi) (x) amend, modify or waive compliance by Terex with the provisions of Section 6.11, 6.12, 6.13 or
6.14 or (y) amend, modify or waive any Event of Default under Article VII, in each case if the result of such amendment, modification or waiver would be to require or allow the making of additional Revolving Loans or Swingline Loans or the issuance, extension or renewal of Letters of Credit, in each case without the prior written consent of Revolving Credit Lenders holding a majority in interest of the Revolving Credit Commitments or (vii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(j) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank, any A/C Fronting Lender or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank, such A/C Fronting Lender or the Swingline Lender.

     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C

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                                                                              97

Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, the respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Indemnitees (as defined in Section 9.05(b)) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall

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become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

         (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01; provided, however, that each Subsidiary Borrower hereby appoints Terex, 500 Post Road East, Westport, CT 06880 (Attention of General Counsel), as its agent for service of process. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

         (b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be

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                                                                              99

discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         SECTION 9.17. Confidentiality. The Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority (provided such authority shall be advised of the confidential nature of the Information), (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty (or its affiliates) is not a competitor of Terex or any of its Subsidiaries and agrees to be bound by the provisions of this Section 9.17) or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.17 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender based on any of the foregoing) that are received from any Borrower and related to any Borrower, any shareholder of any Borrower or any employee, customer or supplier of any Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by any Borrower, and which are in the case of Information provided after the Restatement Closing Date, clearly identified at the time of delivery as confidential. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         SECTION 9.18. European Monetary Union. If, as a result of the implementation of European monetary union, (a) any currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, then any amount payable hereunder by any party hereto in such currency shall instead be payable in Euro and the amount so payable shall be determined by translating the amount payable in such currency to Euro at the exchange rate recognized by the European Central Bank for the purpose of integrating such currency into the Euro, or (b) any currency and the Euro are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation, then (i) any Loan made at such time shall be made in Euro and (ii) any other amount payable by any party hereto in such currency shall be payable in such currency or in Euro (in an amount determined as set forth in clause (a)), at the election of the obligor. Prior to the

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occurrence of the event or events described in clause (a) or (b) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. Each Borrower agrees, at the request of the Required Lenders, at the time of or at any time following the integration of any additional currency into the Euro, to enter into an agreement amending this Agreement in such manner as the Required Lenders shall reasonably request in order to avoid any unfair burden or disadvantage resulting therefrom and to place the parties hereto in the position they would have been in had such integration not occurred, the intent being that neither party will be adversely affected economically as a result of such integration and that reasonable provisions may be adopted to govern the borrowing, maintenance and repayment of Loans denominated in any Alternative Currency or Euro after the occurrence of the event or events described in clause (a) or (b) of the preceding sentence.

          SECTION 9.19. Rights of Additional L/C Issuing Banks. Without the consent of each Additional L/C Issuing Bank, the Borrowers and the Lenders shall not enter into, consent to or approve of any amendment, modification or waiver of any provision of this Agreement or any other Loan Document if, as a result of such amendment, waiver or modification, (a) any Additional L/C Issuing Bank would no longer be entitled to its ratable share in the benefits of the Collateral, (b) all or substantially all of the Collateral would be released or
(c) any Guarantor would be released from its obligations under the applicable Loan Document or Loan Documents, and any such attempted amendment, modification or waiver shall be null and void. Each Additional L/C Issuing Bank shall be entitled to enforce the provisions of this Section 9.19 and shall be deemed to have issued Additional Letters of Credit in reliance on this Section 9.19.

         SECTION 9.20. Effect of Restatement. This Agreement shall, except as otherwise expressly set forth herein, supersede the Existing Credit Agreements from and after the Restatement Closing Date with respect to the transactions hereunder and with respect to the outstanding Loans and Letters of Credit. The parties hereto acknowledge and agree, however, that (i) this Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Obligations under the Existing Credit Agreements and the other Loan Documents as in effect immediately prior to the Restatement Closing Date (except as provided for herein and in the Amendment Agreement with respect to the borrowing of the Term Loans and the prepayment of the outstanding term loans under the Existing Credit Agreements),
(ii) such Obligations are in all respects continuing with only the terms being modified as provided in this Agreement and the other Loan Documents, (iii) the liens and security interests in favor of the Agent for the benefit of the Lenders and the other Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Obligations and (iv) all references in the other Loan Documents to this Agreement shall be deemed to refer without further amendment to this Agreement.